                                                                     Exhibit 2.2

                           PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT is made as of December 21, 2004, by and among Boise Land & Timber Corp., a Delaware corporation ("BL&T"), Boise Cascade, L.L.C., a Delaware limited liability company ("BC", and collectively with the BL&T, the "SELLERS"), Meriwether Investments LLC, a Delaware limited liability company (the "PURCHASER"), solely for purposes of SECTION 1D of this Agreement, Forest Products Holdings, L.L.C., a Delaware limited liability company ("FPH"), and, solely for purposes of Section 8H of this Agreement, Forest Capital Partners, LLC ("FCP").

          WHEREAS, BL&T owns all of the outstanding equity interests of each of the limited liability companies listed on SECTION 1.1 of the Seller Disclosure Letter (the "TARGET COMPANIES");

          WHEREAS, the Target Companies own, lease or have timber rights over certain real property for the purpose of growing and harvesting timber, as more specifically set forth on Section 1.2 of the Seller Disclosure Letter (the "TIMBERLANDS PROPERTIES"); and

          WHEREAS, the Purchaser desires to purchase, and the Sellers desire to sell, (i) the Timberlands Properties through the acquisition of all of the issued and outstanding equity interests of the Target Companies (the "TARGET COMPANIES EQUITY INTERESTS") and (ii) the other Timberlands Assets used in the Timberlands Business (the "ADDITIONAL TIMBERLANDS ASSETS").

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties and covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

          1A.   PURCHASE AND SALE OF THE TARGET COMPANIES EQUITY INTERESTS AND
CERTAIN TIMBERLANDS ASSETS. On the terms and conditions set forth in this Agreement, at the Closing (as defined below) and upon payment of the Purchase Price by the Purchaser in accordance with SECTION 1B hereof, the Purchaser shall purchase and accept from the Sellers or their Subsidiaries, and the Sellers shall, or shall cause their Subsidiaries to, sell, (i) all of the issued and outstanding Target Companies Equity Interests and (ii) the Additional Timberlands Assets.

          1B.   PAYMENT OF PURCHASE PRICE. At the Closing, the Purchaser agrees to pay to the Sellers, by wire transfer of immediately available funds to an account designated by the Sellers at least one business day prior to the Closing Date, an amount in cash equal to the Purchase Price.

          1C.   THE CLOSING. The closing of the purchase and sale of the Target
Companies Equity Interests and the Additional Timberlands Assets in exchange for the Purchase Price (the "CLOSING") shall occur at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, at 9:00 a.m. on the second business day following satisfaction or waiver of each of the conditions to Closing specified in Article II hereof, other than conditions to Closing which by their terms require performance at the Closing. The date and time of the

Closing are herein referred to as the "CLOSING DATE." At the Closing, (i) the Purchaser shall deliver to the Sellers the Purchase Price in accordance with
SECTION 1B, (ii) the Sellers shall deliver the certificates representing the Target Companies Equity Interests, duly endorsed in blank or otherwise together with a transfer power executed in favor of the Purchaser, and (iii) the Sellers shall deliver to the Purchaser, and the Purchaser shall counter-execute, special or limited warranty deeds, bills of sale, assignment and assumption agreements and other instruments executed by the Sellers or their Subsidiaries (including the Target Companies) necessary for the transfer of the Additional Timberlands Assets to the Purchaser, in each case in form and substance reasonably satisfactory to the parties.

          1D.   ASSIGNMENT OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
Effective as of the Closing, FPH, on behalf of itself and its Subsidiaries (other than the Target Companies), does hereby assign to the Purchaser, to the fullest extent permitted under the Original Agreement, all of its rights (including in respect of representations, warranties, covenants and indemnification agreements) under the Original Agreement to the extent (but only to the extent) relating to the Timberlands (as defined in the Original Agreement) and the Timberlands Business (as defined in the Original Agreement). After the date hereof and prior to Closing, Sellers and FPH shall use commercially reasonable efforts to obtain from the Forest Products Sellers a letter acknowledgment in substantially the form attached hereto as EXHIBIT 1D (the "OMX ACKNOWLEDGMENT"). The Purchaser agrees on behalf of itself, the Target Companies, its Affiliates and their respective successors and assigns that in the event that any such Person has a claim with respect to the transactions contemplated hereby for which the Purchaser or such Person also has a claim against any of the Forest Products Sellers pursuant to the Original Agreement, the Purchaser shall pursue remedies directly and exclusively against the Forest Products Sellers. For the avoidance of doubt, the assignment contemplated by the immediately foregoing sentence shall be effective only upon the consummation of the Closing and in the event that this Agreement is terminated for any reason prior the Closing, no assignment hereunder shall be deemed to have been made.

                                    ARTICLE 2
                              CONDITIONS TO CLOSING

          2A.   CONDITIONS TO ALL PARTIES' OBLIGATIONS. The obligation of each of the Sellers and the Purchaser to consummate the Closing is subject to the satisfaction of the following conditions as of immediately prior to the Closing:

          (i) No temporary restraining order or injunction or other order of any court, administrative agency or other Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the purchase and sale of the Target Companies Equity Interests and the Additional Timberlands Assets to the Purchaser;

          (ii) All waiting period requirements shall have expired or been terminated under the HSR Act (the "HSR APPROVAL"); and

          (iii) This Agreement shall not have been terminated in accordance with SECTION 6A.

Any condition specified in this SECTION 2A may be waived prior to Closing only by a written instrument signed by the Sellers and the Purchaser.

          2B.   CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to consummate the Closing is subject to the satisfaction of each of the following additional conditions as of immediately prior to the Closing:

          (i)   The representations and warranties of the Sellers made in
     ARTICLE 4 hereof (other than the representations and warranties in SECTION 4E(vi) hereof to the extent relating to the period between the date of this Agreement and the Closing Date) shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified, shall be true and correct in all respects) on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and the Sellers shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by the Sellers by the time of the Closing; and the Sellers shall have delivered to the Purchaser a certificate in the form of EXHIBIT 2B(i) attached hereto dated the Closing Date and signed by a senior executive officer of each of the Sellers on behalf of the Sellers confirming the foregoing;

          (ii) BC and/or one or more of its Subsidiaries (as designated by BC) shall have executed and delivered to the Purchaser each of the supply agreements referenced in EXHIBIT 2B(ii) attached hereto (the "SUPPLY AGREEMENTS"), and each of the Supply Agreements shall be in full force and effect;

          (iii) [intentionally omitted];

          (iv) All guarantees to which any of the Target Companies is party under the Senior Credit Facility, the Indenture or otherwise shall be released effective as of the Closing (including by operation of the terms of any such guarantee), all Liens on the Target Companies Equity Interests shall have been released effective as of the Closing, and all Liens (other than Permitted Encumbrances) on the Timberlands Assets owned by the Target Companies being transferred hereunder and the Additional Timberlands Assets shall have been released effective as of the Closing; PROVIDED that, if the Asset Purchase Option is elected, it shall not be a condition that the guarantees of Boise Louisiana Land & Timber, L.L.C. under the Senior Credit Facility and the Indenture be released (with it being understood that, from and after the date that the sublessor elects to acquire or BL&T elects to sell, Boise Louisiana Land & Timber, L.L.C. to the sublessor or its designee, in accordance with the La Bokay Sublease, the Sellers shall cause that such guarantees under the Senior Credit Facility and the Indenture be released);

          (v) The other parties to the Material Contracts listed on SECTION 2B(v) of the Seller Disclosure Letter shall have consented to the assignment of such Material Contracts to the Purchaser or the Target Companies;

          (vi) Each of the Sellers shall have delivered a duly executed affidavit of non-foreign status under Section 1445 of the Code;

          (vii) Sellers shall have delivered to the Purchaser the original minute books and equity transfer records of each of the Target Companies being transferred hereunder;

          (viii) Since the date of this Agreement, there shall not have occurred any damage, destruction or casualty loss ("CASUALTY LOSSES") in excess of $32,000,000 with respect to the Timberlands Properties that is not covered by insurance; PROVIDED that if the Purchaser hereunder determines that the conditions set forth in this SECTION 2B(viii) have not been satisfied, at least two (2) business days prior to terminating this Agreement, the Purchaser shall give written notice of such fact to the Sellers and the Purchaser may not terminate this Agreement (and the conditions set forth in this SECTION 2B(viii) shall be deemed satisfied), if, prior to 11:59 p.m. on the second business day after receipt of such notice, the Sellers agree to reduce the Purchase Price in an aggregate amount equal to the amount by which the Casualty Losses arising since the date of this Agreement exceeds $32,000,000; PROVIDED further that for purposes of this SECTION 2B(viii), (A) in determining the amount of Casualty Losses, the Timberlands Properties and the Timberlands Inventories shall be valued on a basis consistent with the valuation methodology used by the parties in determining the Purchase Price hereunder and (B) in no event shall Purchaser be obligated to consummate the Closing if such Casualty Losses arising since the date of this Agreement exceed $100,000,000 in the aggregate;

          (ix) Purchaser shall have received from the Title Company (and Sellers shall provide the Title Company such affidavits or other instruments as the Title Company may reasonably require to issue) ALTA Owner's Title Insurance Policies, 1992 Form (which may be in the form of a mark-up or a pro forma of the Title Commitments, signed by the Title Company), with gap coverage through the Closing Date and extended coverage over each of the general exceptions (other than the survey exceptions), subject only to Permitted Encumbrances, in the amount of the Purchase Price, in accordance with the Title Commitments, insuring the fee simple title of the Target Companies to each of the Owned Timberlands Properties or the leasehold interest of the Target Companies in each of the Leased Timberlands Properties (as the case may be), as of the Closing Date, together with a copy of all documentary exceptions referenced therein and the following endorsements to the extent available in the applicable jurisdiction: "Fairway" endorsements, modified "Comprehensive" endorsements, tax lot, "tie-in" and non-imputation endorsements (the Title Commitments, together with the foregoing endorsements, being referred to herein as the "TITLE POLICIES");

          (x) Sellers (or Affiliates thereof, as applicable) shall have executed an agreement providing for an easement in favor of the applicable Target Company, its Affiliates, successors and assigns over roads on property owned by Sellers (or Affiliates thereof, as applicable) on terms reasonably satisfactory to Purchaser and Sellers. The easement shall provide that the grantee thereunder shall (i) promptly repair, in a good and workmanlike and lien-free manner, any damage to the easement area caused by the actions or omissions of the grantee, its agents, contractors, employees or representatives, and (ii) indemnify and hold harmless the grantor for all losses, costs, expenses or claims

     (including reasonable attorneys' fees) suffered or incurred by the grantor and which arise in any manner from the actions or omissions of the grantee, its agents, contractors, employees or representatives in connection with the exercise of the grantee's rights thereunder;

          (xi) Purchaser shall have received from FPH and the Sellers, that certain indemnification side letter substantially in the form of EXHIBIT 2B(xi) attached hereto (the "INDEMNIFICATION SIDE LETTER"); and

          (xii) Purchaser shall have received from the Sellers good standing certificates for each of the Target Companies from the Secretary of State for the State of Delaware.

          Any condition specified in this SECTION 2B may be waived prior to Closing only by a written instrument signed by the Purchaser.

          2C.   CONDITIONS TO THE SELLERS' OBLIGATIONS. The obligation of the
Sellers to consummate the Closing is subject to the satisfaction of each of the following additional conditions as of immediately prior to the Closing:

          (i) The representations and warranties of the Purchaser made in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time), and the Purchaser shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by the Purchaser by the time of the Closing; and the Purchaser shall have delivered to the Sellers a certificate in the form of EXHIBIT 2C(i) attached hereto dated the Closing Date and signed by a senior executive officer of each of the Purchaser confirming the foregoing;

          (ii) Monarch Timber LLC and the purchaser or owner of each of the Timberlands Properties shall have executed and delivered to BC and/or one or more of its Subsidiaries (as designated by BC) each of the Supply Agreements and each of the Supply Agreements shall be in full force and effect;

          (iii) [intentionally omitted];

          (iv) FPH and the Sellers shall have received from the Purchaser and each Purchaser Designated Entity an executed counterpart of the Indemnification Side Letter; and

          (v) The appropriate Target Company shall have executed an agreement providing for an easement in favor of the applicable Sellers (or an Affiliate, if applicable), its successors and assigns over roads on property owned by the applicable Target Company or its Affiliates, on terms reasonably acceptable to Purchaser and

     Sellers. The easement shall provide that the grantee thereunder shall (i) promptly repair, in a good and workmanlike and lien-free manner, any damage to the easement area caused by the actions or omissions of the grantee, its agents, contractors, employees or representatives, and (ii) indemnify and hold harmless the grantor for all losses, costs, expenses or claims (including reasonable attorneys' fees) suffered or incurred by the grantor and which arise in any manner from the actions or omissions of the grantee, its agents, contractors, employees or representatives in connection with the exercise of the grantee's rights thereunder.

Any condition specified in this SECTION 2C may be waived prior to Closing only by a written instrument signed by the Sellers.

          2D.   WAIVER OF CONDITION. All conditions to the Closing shall be deemed to have been satisfied or waived as of immediately after the Closing.

                                    ARTICLE 3
                         COVENANTS PRIOR TO THE CLOSING

          3A.   ACCESS. During the period from the date of this Agreement to the Closing, the Sellers shall grant to the Purchaser or cause to be granted to the Purchaser and its financing sources and their authorized Representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Sellers, their Subsidiaries and the Target Companies relating to the Timberlands Assets (including the Additional Timberlands Assets); PROVIDED THAT such access does not unreasonably interfere with the normal operations of the Sellers or their Affiliates; PROVIDED FURTHER that all requests for access shall be directed to individuals as the Sellers may designate in writing from time to time; and PROVIDED FURTHER that no Purchaser is authorized to, and no Purchaser shall (and no Purchaser shall permit any of its employees, Representatives or Affiliates to) contact any officer, director, employee, supplier, distributor or other material business relation of the Sellers or any of their Affiliates in connection with or that makes any reference to the transactions contemplated hereby prior to the Closing without the prior written consent of the Sellers. The Purchaser shall, and shall cause its Affiliates, financing sources and Representatives to, abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to it or its representatives pursuant to this SECTION 3A. Notwithstanding anything herein to the contrary, neither the Purchaser nor any of its Affiliates, financing sources or Representatives shall be permitted to perform any invasive testing of any of the Timberlands Properties without specific additional authorization from the Sellers or to perform any testing which would cause a breach of any lease agreement to which any of the Target Companies is a party.

          3B.   ORDINARY CONDUCT OF TARGET COMPANIES. During the period from the date hereof to the Closing, except as set forth on SECTION 3B of the Seller Disclosure Letter, or as otherwise consented to by the Purchaser in writing (which consent shall not be unreasonably withheld) or as otherwise contemplated by this Agreement, the Sellers shall cause each of the Target Companies to:

          (i) operate its business in all material respects in the Ordinary Course of Business (including with respect to maintenance of roads and drainage systems, and fire protection and prevention);

          (ii) not enter into or amend any Material Contract or any Material Lease Agreement;

          (iii) not amend its Certificate of Formation or Limited Liability Company Agreement;

          (iv) comply in all material respects with the Harvest Plan with respect to the disturbance, cutting or removal of any timber, pulpwood or trees from the Timberlands Properties;

          (v) not sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any material portion of the Timberlands Assets (including the Additional Timberlands Assets);

          (vi) not enter into commitments for capital expenditures in excess of $3,000,000 in the aggregate that cannot be terminated and not incur any indebtedness for borrowed money (other than indebtedness for borrowed money under the Senior Credit Facility and the Indenture in respect of which the Target Companies are being released at Closing);

          (vii) not acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any Person or division or material assets thereof;

          (viii) not issue or sell any membership interests in any of the Target Companies or any options, warrants or other rights to purchase any such membership interests or any securities convertible into or exchangeable for such membership interests;

          (ix) not pay any dividend or make any distribution, or redeem or exchange any membership interests, except as contemplated pursuant to
     SECTION 3C of this Agreement; or

          (x)    not enter into any agreement regarding the foregoing.

          3C.    DISTRIBUTION OF CASH AND OTHER ASSETS. Notwithstanding any
other provision to the contrary contained in this Article III or elsewhere in this Agreement, on and prior to the Closing Date, the Sellers and its Affiliates shall be entitled to receive from the Target Companies by way of dividends, distributions, return of capital or otherwise all Retained Assets owned or held by or for the benefit of any of the Target Companies prior to and as of the Closing. The Purchaser acknowledges that all such Retained Assets are the exclusive property of the Sellers and their Affiliates. To the extent any Retained Asset is not paid or distributed to the Sellers or its Affiliates and, after the Closing, any amount is paid to or received by the Purchaser or any of the Target Companies in respect of such Retained Asset, the Purchaser shall, or shall cause the Target Companies to, pay to the Sellers or their designees the amount so received.

          3D.   CANCELLATION OF INTERCOMPANY ACCOUNTS AND SERVICES. Except as
contemplated by SECTION 3J, from and after the Closing, all services (including cash management and treasury, accounting, tax, insurance, environmental, banking, legal, data network and other services) provided to the Target Companies by the Sellers or any of their Affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate without any further action or liability on the part of the parties thereto and intercompany accounts from the Sellers or any of their Affiliates to any of the Target Companies shall be terminated without liability to the Seller or such Affiliates.

          3E.   EXCLUSIVE TRANSACTION. In consideration of the substantial expenditures of time, effort and expense to be undertaken by the Purchaser in connection with its due diligence review and the preparation and negotiation of this Agreement with the Sellers, the Sellers agree that from the date of this Agreement and until the earlier of the Closing Date and the date that this Agreement is terminated in accordance with its terms, the Sellers shall not (and will cause the Target Companies and each of their officers, directors, employees and agents not to) solicit or enter into any discussions or negotiations with, or furnish or cause to be furnished any information concerning the Target Companies to, any person (other than Purchaser and its officers, directors, employees and agents) in connection with any proposed acquisition of the Target Companies or the Timberlands Assets, whether by merger, purchase of the equity interests, sale of all or substantially all of the assets or other acquisition or business combination involving Sellers or the Target Companies or the Timberlands Assets (such transaction, an "ALTERNATIVE TRANSACTION"). If Seller, any of the Target Companies, or any of their officers, directors, employees or agents receive any bona fide proposal for an Alternative Transaction, then the Sellers will (and will cause the Target Companies and their officers, directors, employees and agents to) promptly notify Purchaser of such and of any material developments that occur thereafter.

          3F.   INTER-COMPANY OBLIGATIONS. Prior to Closing, and except with respect to the Supply Agreements, any other agreement contemplated hereby or as set forth on SECTION 3F of the Seller Disclosure Letter, Sellers shall, and shall cause the Target Companies to, cause all inter-company indebtedness, liabilities and other obligations owed by any of the Target Companies to Sellers or its Affiliates or by Sellers or its Affiliates to any of the Target Companies, to be eliminated, without liability (including Tax liability) to the Target Companies, so that at Closing there will be no inter-company indebtedness, liabilities, or other obligations between Sellers or its Affiliates on the one hand and any of the Target Companies on the other hand.

          3G.   ENVIRONMENTAL MATTERS. Purchaser acknowledges that Seller has heretofore delivered to Purchaser the Environmental Assessments and the Phase I Reports. Prior to the Closing, Seller will deliver reliance letters from URS in favor of the Target Companies and Purchaser, and shall use commercially reasonable efforts to obtain URS's cooperation in answering questions and, at Purchaser's sole cost and expense, doing additional work if needed. Purchaser shall accept the property with no additional rights of "carve-out" or objection on account of environmental issues arising prior to the Acquisition Date; PROVIDED, HOWEVER, that if prior to Closing, in the event that a recognized environmental condition ("REC") is identified to have occurred solely after the Acquisition Date and such REC (i) was not previously identified in the Environmental Assessments or the Phase I Reports (whether as a REC or other potential environmental liability), (ii) is not subject to the indemnity provided for by Forest Products Sellers pursuant to the Original Agreement, and (iii) would reasonably be expected to result in liabilities under environmental laws greater than $5,000,000, then the Purchaser may, without adjustment to the Purchase Price, elect to delete the minimum area affected by such REC from the Timberlands Properties being transferred hereunder, and such affected area shall be retained by Sellers and shall be part of the Retained Assets.

          3H.   ACCESS TO FINANCING SOURCES. From time to time, at the request of the Sellers, Purchaser shall provide updates to Sellers on the status of the financing contemplated by the Commitment Letters. Upon the request of, and after reasonable advance notice from, the Sellers, Purchaser shall use commercially reasonable efforts to provide the Sellers with reasonable access to the providers of such financing (as set forth in the Commitment Letters).

          3I.   CERTAIN MATTERS RELATED TO LA BOKAY LEASE.

          (i) Notwithstanding anything herein to the contrary, during the 30-day period from and after the date of this Agreement (the "CONSENT PERIOD"), the Purchaser shall be entitled to contact La Bokay Corporation to seek consent from, or agreement of, La Bokay Corporation that the transfer of the Target Companies Equity Interests of Boise Louisiana Land & Timber, L.L.C. does not cause a breach or default under the La Bokay Lease as such consent or agreement may be obtained on terms satisfactory to the Purchaser in its sole and absolute discretion (the "LA BOKAY CONSENT"). To the extent that prior to the expiration of the Consent Period, the Purchaser receives the La Bokay Consent from La Bokay Corporation, the transactions contemplated hereby shall proceed without amendment to the terms of this Agreement (including, for the avoidance of doubt, no reduction in the Purchase Price). The Purchaser shall deliver notice to the Sellers promptly, but in any event within two business days, after the La Bokay Consent has been received by the Purchaser.

          (ii) If, prior to the expiration of the Consent Period, the Purchaser determines that it will not receive the La Bokay Consent, or upon expiration of the Consent Period, the Purchaser has not obtained the La Bokay Consent, the Purchaser shall promptly, but in any event not later than the second business day after expiration of the Consent Period, deliver written notice (the "ELECTION NOTICE") to the Sellers that either
     (A) the Purchaser is electing to acquire the Timberlands Assets of Boise Louisiana Land & Timber, L.L.C. indirectly through the acquisition of the Target Companies Equity Interests of Boise Louisiana Land & Timber, L.L.C. (clause (A), the "EQUITY PURCHASE OPTION") or (B) the Purchaser (or an Affiliate) is electing to (x) enter into a sublease agreement with Boise Louisiana Land & Timber, L.L.C. with respect to the La Bokay Lease containing the material terms set forth on the term sheet attached hereto as EXHIBIT 3I(ii) and otherwise in form and substance reasonably satisfactory to the Purchaser and the Sellers (together with a separate assignment related to the Natural Resources Agreement, the "LA BOKAY SUBLEASE") and (y) otherwise acquire the Owned Timberlands Properties, Leased Timberlands Properties and other Timberlands Assets of Boise Louisiana Land & Timber, L.L.C. through the acquisition of Boise Louisiana Land & Timber, L.L.C.'s ownership and leasehold interest in the Owned Timberlands Properties, Leased

     Timberlands Properties and other Timberlands Assets of Boise Louisiana Land & Timber, L.L.C. (clause (B), the "ASSET PURCHASE OPTION").

          (iii) If the Purchaser elects the Equity Purchase Option, the transactions contemplated hereby shall proceed without amendment to the terms of this Agreement (including, for the avoidance of doubt, no reduction in the Purchase Price); PROVIDED that, if the Equity Purchase Option is elected, the Purchaser may require in the Election Notice that, as a condition to Closing, the Purchaser has received from the Title Company a special endorsement to the Title Policies with respect to the La Bokay Lease in the form of EXHIBIT 3I(iii) attached hereto (the "LA BOKAY ENDORSEMENT"). If the Purchaser elects the Asset Purchase Option, notwithstanding anything herein to the contrary, there shall be no amendment to the terms of this Agreement (including, for the avoidance of doubt, no reduction in the Purchase Price); PROVIDED that if the Asset Purchase Option has been elected by the Purchaser, (I) at Closing, Seller shall cause Boise Louisiana Land & Timber, L.L.C. to transfer all of its Owned Timberlands Properties, all of its Leased Timberlands Properties (other than Timberlands Properties subject to the La Bokay Lease), and all other Timberlands Assets (other than the La Bokay Lease) of Boise Louisiana Land & Timber, L.L.C. to Purchaser (or an Affiliate) by appropriate limited warranty instruments of transfer and assignment and assumption agreements in form and substance reasonably satisfactory to the Purchaser and the Sellers, subject only to the Permitted Encumbrances, (II) BL&T shall not transfer the Target Companies Equity Interests of Boise Louisiana Land & Timber, L.L.C. to Purchaser at Closing, (III) the Purchaser and the Sellers shall, in the period prior to Closing, negotiate in good faith the terms of the La Bokay Sublease, and (IV) as a condition to Purchaser's obligations at Closing, Boise Louisiana Land & Timber, L.L.C. shall execute and deliver to the Purchaser (or an Affiliate) the La Bokay Sublease as agreed to by the parties; PROVIDED further that, subject to compliance by the Sellers with clause (III) foregoing, if all conditions to the obligations of Purchaser are satisfied (other than conditions which by their terms are to be satisfied at the Closing), and the parties have not agreed to the terms of the La Bokay Sublease, the Closing shall nonetheless occur as though the Equity Purchase Option was elected by the Purchaser (including, for the avoidance of doubt, no reduction in the Purchase Price) and the Election Notice with respect thereto required delivery of the La Bokay Endorsement to the Purchaser at Closing. Sellers hereby acknowledge and agree that in no event shall the rights of the Purchaser under this Agreement (or any Affiliate which takes title to the assets of Boise Louisiana Land & Timber, L.L.C. hereunder and/or enters into the La Bokay Sublease) be diminished as a result of Purchaser having elected the Asset Purchase Option and not the Equity Purchase Option.

          3J.   TRANSITION SERVICES. Prior to the Closing, the Sellers and
Purchaser shall negotiate in good faith to enter into an agreement pursuant to which the Sellers will provide, and will cause their Affiliates to provide, to the Target Companies and Purchaser, to the extent agreed upon by the parties and for a period not to exceed six months following the Closing, services (including the provision of office space, log accounting, information services, data management and other services) provided to the Target Companies by the Seller and its Affiliates prior to Closing. Purchaser or the Target Companies, as the case may be, shall pay Seller for such services at such prices and upon such terms and conditions as the parties may agree. Sellers shall not have any liability to the Purchaser or the Target Companies with respect to any such services provided, except as may result from the willful misconduct of Sellers.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          As an inducement to the Purchaser to enter into this Agreement, the Sellers hereby represent and warrant that except as set forth in the Seller Disclosure Letter:

          4A.   ORGANIZATION AND POWER.

          (i) Each of the Target Companies is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required to permit them to own their respective assets and to conduct their business as it is currently being conducted, each of which such jurisdictions is listed on SECTION 4A of the Seller Disclosure Letter, except where the failure to be so qualified or be in good standing would not result in material liability to the Target Companies. Each of the Target Companies was formed for the purpose of, or in connection with, the acquisition of the Timberlands Properties and certain other assets from the Forest Products Sellers. The Target Companies have all limited liability company power and authority necessary to own and operate their properties and to carry on their businesses as now conducted.

          (ii) BL&T is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would result in a material liability to BL&T. BL&T has all corporate power and authority necessary to enter into this Agreement and consummate the transactions contemplated hereby.

          (iii) BC is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign limited liability and is in good standing in each jurisdiction in which the failure to so qualify would result in a material liability to BC. BC has all limited liability company power and authority necessary to enter into this Agreement and consummate the transactions contemplated hereby.

          4B.   TARGET COMPANIES EQUITY INTERESTS. All of the Target Companies
Equity Interests have been duly authorized and are validly issued and are owned by BL&T free and clear of any Liens, except for Liens arising pursuant to the Senior Credit Facility or the Indenture, restrictions on transfer under applicable securities laws and other Liens set forth on SECTION 4B of the Seller Disclosure Letter and are not subject to or issued in violation of any preemptive right, right of first refusal or similar restriction. SECTION 4B of the Seller Disclosure Letter sets forth, for each of the Target Companies, the issued and outstanding equity securities of each such Target Company. There are no rights, subscriptions, warrants, put or call rights or options to purchase or otherwise acquire any equity interests of any of the Target Companies or securities or obligations of any kind convertible into or exchangeable for any equity interests of any of the Target Companies.

          4C.   SUBSIDIARIES. None of the Target Companies owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          4D.   AUTHORIZATION; NO BREACH. >>This Agreement has been duly
executed and delivered by each of the Sellers, and constitutes a valid and binding obligation of the Sellers, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles. Except as set forth on SECTION 4D of the Seller Disclosure Letter, assuming receipt of the HSR Approval, the execution and delivery of this Agreement by the Sellers do not, and the consummation of the transactions contemplated hereby will not, (i) result in any material breach of any of the provisions of, (ii) conflict with or constitute a material default under, (iii) give any third party the right to terminate under, (iv) result in the creation of any Lien upon any of the Target Companies Equity Interests or result in the creation of any Lien (other than Permitted Encumbrances) upon any assets of the Target Companies under, or (v) except as has been obtained or as contemplated in this Agreement, require any authorization, consent, approval, exemption or other action by or notice to any court, other Governmental Authority or (in respect of Material Contracts or Material Lease Agreements) any other Person party thereto under (a) the provisions of the Certificate of Formation or Limited Liability Company Agreement of any of the Target Companies, (b) the provisions of the Certificate of Incorporation or Bylaws of BL&T, (c) the provisions of the Certificate of Formation or Limited Liability Company Agreement of BC, (d) any judgment, order or decree to which either Seller or any of the Target Companies is subject, (e) any law, statute, rule or regulation, to which either Seller or any of the Target Companies is subject, or (f) any Material Contract or Material Lease Agreement to which any of the Target Companies is subject, except in the cases of clauses (d), (e) and (f) foregoing, as would not materially impair the ability of the Sellers to consummate the transactions contemplated hereby or as do not have a material adverse effect on the Timberlands Business, taken as a whole.

          4E.   ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in
SECTION 4E of the Seller Disclosure Letter or as otherwise contemplated by this Agreement, since the Acquisition Date, the Target Companies have operated the Timberlands Business in the Ordinary Course of Business and none of the Target Companies has:

          (i) issued or sold any of its membership interests or equity securities, securities convertible into its membership interests or equity securities or warrants, options or other rights to acquire its membership interests or equity securities;

          (ii) mortgaged, pledged or subjected to any Lien any portion of the Timberlands Assets (including the Additional Timberlands Assets), except Permitted Encumbrances;

          (iii) sold, assigned or transferred any material portion of the Timberlands Properties or other Timberlands Assets (including the Additional Timberlands Assets), except in the Ordinary Course of Business;

          (iv) disturbed, cut or removed any timber, pulpwood or trees from the Timberlands Properties, except in a manner that is consistent in all material respects with the Harvest Plan;

          (v) failed to comply in all material respects with any law, rule, regulation or Governmental Authorization to which the Timberlands Properties are subject, except where failures to comply do not have a material adverse effect on the Timberlands Business acquired hereunder;

          (vi) suffered any material Casualty Loss with respect to property owned by any of the Target Companies that is not covered by insurance; or

          (vii) taken any other action or failed to take any action which, if taken or failed to be taken after the date of this Agreement and prior to Closing, would require the consent of Purchaser pursuant to SECTION 3B.

          4F.   TIMBERLANDS PROPERTIES.

          (i) SECTION 4F(i) of the Seller Disclosure Letter sets forth a true, correct and complete list of marked title commitments as of the Acquisition Date received by the Target Companies from the Title Company with respect to the Timberlands Properties pursuant to the Original Agreement (the "TITLE COMMITMENTS"). The Sellers have made available to the Purchaser accurate copies of the Title Commitments. The Target Companies have good title (fee simple, leasehold or timber rights) to the Timberlands Properties, subject only to the Permitted Encumbrances.

          (ii) SECTION 4F(ii) of the Seller Disclosure Letter sets forth a list of (A) environmental site assessments prepared in accordance with a modified version of ASTM 1528-00 for the Timberlands Properties (the "ENVIRONMENTAL ASSESSMENTS") and (B) environmental site assessments which, when taken together with the Environmental Assessments, were prepared in accordance with ASTM E 2247-02 Standard Practice for Environmental Site Assessments (E 2247-02): Phase I Environmental Site Assessment (ESA) Process for Forestland or Rural Property (the "PHASE I REPORTS"). The Sellers have made available to the Purchaser accurate copies of the Environmental Assessments and the Phase I Reports.

          (iii) SECTION 4F(iii) of the Seller Disclosure Letter sets forth an accurate list of (A) each Material Contract and (B) each lease agreement for the Leased Timberlands Properties (each, a "MATERIAL LEASE AGREEMENT"). To the knowledge of the Sellers, since the Acquisition Date, none of the Target Companies is in default of its obligations under any such Material Contract or any such Material Lease Agreement; PROVIDED that this representation and warranty shall not be deemed to include any representation or warranty regarding any default that arises or is deemed to arise from execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby. None of the Target Companies has received written notice from any lessor under any Material Lease Agreement or from any counterparty to a Material Contract that such Target Company is in default thereunder, except defaults that have been fully cured within any applicable cure period since the date of receipt of such written notice. To the knowledge of Sellers, no lessor under any Material Lease Agreement and no counterparty to any Material Contract is in default under such Material Lease Agreement or Material Contract.

          (iv)  Except for Permitted Encumbrances or except as set forth on
     SECTION 4F(iv) of the Seller Disclosure Letter, the Sellers or a Subsidiary of one of the Sellers (including the Target Companies) owns, free and clear of all Liens, or has a contract, license or lease to use, all of the Timberlands Assets being transferred hereunder (either directly or indirectly through the sale of the Target Companies Equity Interests); PROVIDED that in no event shall the representation and warranty set forth in this SECTION 4F(iv) apply or be deemed to apply to the Timberlands Properties.

          4G.   LIABILITIES AT THE ACQUISITION DATE. Prior to the Acquisition
Date, the Target Companies did not have any liabilities or obligations and, on the Acquisition Date, the Target Companies did not assume any liabilities or obligations, in each case other than (i) liabilities (including environmental liabilities and defects in title, including as disclosed in the Environmental Assessments, the Phase I Reports, the Title Commitments and/or the Title Policies) and obligations that arise from ownership of or operation of the Timberlands Properties, the other Timberlands Assets and/or the Timberlands Business, (ii) liabilities and obligations pursuant to contracts that were assigned to the Target Companies pursuant to the Original Agreement and instruments of transfer executed in connection therewith, (iii) liabilities and obligations in respect of indebtedness issued under or governed by the Senior Credit Facility or Indenture (which liabilities will be released in full at or prior to Closing), (iv) liabilities (including environmental liabilities and defects in title, including as disclosed in the Environmental Assessments, the Phase I Reports, the Title Commitments and/or the Title Policies) and obligations for which the Forest Products Sellers have agreed in the Original Agreement, subject to the limitations specified in the Original Agreement, to provide indemnification or be responsible for, (v) liabilities and obligations for which the Sellers have agreed to be responsible pursuant to this Agreement,
(vi) liabilities and obligations disclosed in any section of the Seller Disclosure Letter, and (vii) other liabilities (including environmental liabilities and defects in title, including as disclosed in the Environmental Assessments, the Phase I Reports, the Title Commitments and/or the Title Policies) and obligations that individually or in the aggregate have not resulted in a material adverse effect on the Timberlands Business acquired hereunder, taken as a whole. Except for environmental liabilities and defects in title (including as disclosed in the Environmental Assessments, the Phase I Reports, the Title Commitments and/or the Title Policies) and matters disclosed pursuant to SECTIONS 4J, 4L, 4N and 4O hereof or pursuant to which any of clause
(ii) through (vii) of this SECTION 4G apply, to the knowledge of Seller, the material liabilities and obligations of the Target Companies referenced in clause (i) of the preceding sentence are identified on SECTION 4G of the Seller Disclosure Letter. To the knowledge of Sellers, the liabilities and obligations referenced in clause (ii) of this SECTION 4G do not include any material liabilities or obligations for breach of or default under any such contract arising prior to the date of assignment.

          4H.   LIABILITIES SINCE THE ACQUISITION DATE. Solely since October
30, 2004, the Target Companies have not first incurred or become subject to any liabilities (including in respect of debt for borrowed money) or obligations other than (i) liabilities (including environmental liabilities and defects in title, including as set forth in the Environmental Assessments, the Phase I Reports, the Title Commitments and/or the Title Policies) and obligations arising from, related to or incurred in connection with any state of facts or conditions or transactions (or series of facts, conditions or transactions) related to the Timberlands Business (as defined in the Original Agreement) that existed on or before the Acquisition Date, (ii) liabilities and obligations incurred in the Ordinary Course of Business, (iii) liabilities and obligations pursuant to contracts entered into by the Target Companies in the Ordinary Course of Business or pursuant to which the Target Companies assumed obligations in connection with the transactions contemplated by the Original Agreement, (iv) liabilities and obligations in respect of indebtedness issued under or governed by the Senior Credit Facility or Indenture (which liabilities and obligations will be released in full at or prior to Closing), (v) liabilities (including environmental liabilities and defects in title, including as disclosed in the Environmental Assessments, the Phase I Reports, the Title Commitments and/or the Title Policies) and obligations for which the Forest Products Sellers have agreed in the Original Agreement, subject to the limitations specified in the Original Agreement, to provide indemnification or be responsible for, (vi) liabilities and obligations for which the Sellers have agreed to be responsible pursuant to this Agreement, (vii) liabilities and obligations disclosed in any section of the Seller Disclosure Letter, and (viii) other liabilities (including environmental liabilities and defects in title, including as set forth in the Environmental Assessments, the Phase I Reports, the Title Commitments and the Title Policies) and obligations that individually or in the aggregate would not result in a material adverse effect on the Timberlands Business acquired hereunder, taken as whole. Except for environmental liabilities and defects in title (including as disclosed in the Environmental Assessments, the Phase I Reports, the Title Commitments and/or the Title Policies) and matters disclosed pursuant to SECTIONS 4J, 4L, 4N and 4O hereof or pursuant to which any of clause
(iii) through (viii) of this SECTION 4H apply, to the knowledge of Seller, the material liabilities and obligations of the Target Companies referenced in clauses (i) and (ii) of the preceding sentence are identified on SECTION 4H of the Seller Disclosure Letter. To the knowledge of Sellers, the liabilities and obligations referenced in clause (iii) of this SECTION 4H do not include any material liabilities or obligations for breach of or default under any such contract arising prior to the date of this Agreement or the Closing Date.

          4I.   TRANSACTION DOCUMENTS. Attached as SECTION 4I of the Seller
Disclosure Letter is an accurate copy of the Original Agreement; PROVIDED that the Sellers have redacted therefrom exhibits and portions of the disclosure schedules referred to therein that, in Sellers' reasonable judgment, do not reasonably relate to the Timberlands Properties or the Timberlands Business or rights of any indemnified party thereunder in respect of the Timberlands Properties or the Timberlands Business being transferred hereunder. The redacted portions of the Original Agreement referenced in the preceding sentence do not contain any provision under or with which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby would (i) constitute a material breach of, (ii) conflict with or constitute a material default under, (iii) give any Forest Product Seller the right to terminate, or
(iv) grant any Forest Product Seller the right to consent to the transactions contemplated hereby under, any provision of the Original Agreement.

          4J.   ERISA. The Target Companies do not maintain or contribute to, nor have they in the preceding five years maintained or contributed to, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, whether formal or informal (collectively, "PLANS"). Except as set forth in Article 8 hereof, the Target Companies have no agreement or commitment to create any Plan, enter into any additional employment agreement, or to modify or change any existing Plan or employment agreement. Except as set forth in Article 8 hereof, the Target Companies do not now and never have had any employees and have no obligation to hire anyone.

          4K.   NON-FOREIGN PERSON. Neither Seller is a "foreign person"
within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

          4L.   CERTAIN TAX MATTERS. For United States federal and any state and local income tax purposes, each Target Company has been classified as a disregarded entity for all periods since formation of such Target Company through the Closing Date and no Target Company has elected to be taxed as an association taxable as a corporation under Section 7701 of the Code and the regulations promulgated thereunder.

          4M.   AFFILIATE TRANSACTIONS. None of the Target Companies is party to any contract, agreement or obligation with the Sellers or the Sellers' Affiliates, other than contracts, agreements or obligations which will (except as referred to in SECTION 3F of this Agreement) be terminated at or prior to the Closing in accordance with SECTION 3F of this Agreement.

          4N.   LITIGATION AFFECTING TRANSACTION. Except as set forth on
SECTION 4N of the Seller Disclosure Letter, there are no material actions, suits, proceedings or orders pending or, to the Sellers' knowledge, threatened against the Sellers at law or in equity, or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign that would materially impair the Sellers' ability to consummate the sale of the Timberlands Assets (including the Additional Timberlands Assets) on the terms herein described on or prior to the Termination Date. To the knowledge of Sellers, no action, suit, proceeding or order disclosed on SECTION 4N of the Seller Disclosure Letter, if decided adversely to Sellers, would have a material adverse effect on the Timberlands Business or that portion of the Timberlands Assets (including the Additional Timberlands Assets) which is the subject of such action, suit, proceeding or order.

          4O.   LITIGATION AFFECTING TIMBERLANDS ASSETS. Except as set forth on
SECTION 4O of the Seller Disclosure Letter, there are no material actions, suits, proceedings or orders pending or, to the Sellers' knowledge, threatened against the Sellers at law or in equity, or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign that affect the Timberlands Assets. To the knowledge of Sellers, no action, suit, proceeding or order disclosed on SECTION 4O of the Seller Disclosure Letter, if decided adversely to Sellers, would have a material adverse effect on the Timberlands Business or that portion of the Timberlands Assets (including the Additional Timberlands Assets) which is the subject of such action, suit, proceeding or order.

          4P.   BROKERAGE. Except for the fees and expenses of Goldman Sachs &
Co. (which will be borne by Sellers), there are no claims for brokerage commissions, finders fees, expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers or any of their Affiliates.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          As an inducement to the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants that:

          5A.   ORGANIZATION AND CORPORATE POWER. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition or operating results of the Purchaser and its Subsidiaries taken as a whole. The Purchaser and its Subsidiaries have all requisite limited liability company power and authority necessary to own and operate their properties and to carry on their businesses as now conducted and to enter into this Agreement and consummate the transactions contemplated hereby. The copies of the Purchaser's constitutive documents which have been made available to the Sellers reflect all amendments made thereto at any time prior to the date of this Agreement.

          5B.   AUTHORIZATION; NO BREACH. This Agreement has been duly
executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles. Assuming receipt of the consents set forth on SCHEDULE 5B attached hereto, the execution and delivery of this Agreement by the Purchaser do not (i) result in any material breach of any of the provisions of, (ii) conflict with or constitute a material default under,
(iii) give any third party the right to terminate, (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the shares of capital stock or any assets of the Purchaser or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority or other Person, except as has been obtained or as contemplated in this Agreement, under the provisions of the certificate of incorporation or bylaws of the Purchaser, any material contract to which the Purchaser is party, any judgment, order or decree, or any law, statute, rule or regulation to which the Purchaser is subject.

          5C.   LITIGATION. Except as set forth on SCHEDULE 5C attached hereto, there are no material actions, suits, proceedings or orders pending or, to the Purchaser's knowledge, threatened against the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that could materially impair the Purchaser's ability to consummate the acquisition of the Timberlands Properties on the terms herein described on or prior to the Termination Date.

          5D.   BROKERAGE. There are no claims for brokerage commissions,
finders fees, expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

          5E.   FINANCING. In connection with the execution and delivery of this Agreement, the Purchaser has delivered to the Sellers commitment letters in favor of the Purchaser with respect to the transactions contemplated hereby (collectively, the "COMMITMENT LETTERS"). The aggregate proceeds of the financing as contemplated by the Commitment Letters (if and when received) will be sufficient to pay all obligations of the Purchaser hereunder (including fees and expenses). The obligations to fund the commitment under the Commitment Letters are not subject to any condition, other than the conditions set forth in the Commitment Letters. The Commitment Letters have been duly executed by the Purchaser and, to the knowledge of Purchaser, each other Person party thereto, and each such Commitment Letter is in full force and effect. There are no fees, expense reimbursement obligations or other amounts that are required to be paid by the Purchaser prior to Closing under or in respect of the Commitment Letters. Nothing in this SECTION 5E shall be construed to suggest that Purchaser's obligations are subject to any financing condition (it being agreed by the Purchaser that there is no financing condition to its obligations hereunder).

          5F.   ACQUISITION FOR INVESTMENT. The Target Companies Equity
Interests acquired by the Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of the Target Companies Equity Interests so acquired by it in violation of any of the registration requirements of the Securities Act, or any comparable state law. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated pursuant to the Securities Act.

                                    ARTICLE 6
                                   TERMINATION

          6A.   TERMINATION. Anything contained herein to the contrary
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time:

          (i)   by the mutual written consent of the Purchaser and the Sellers;

          (ii) by the Purchaser, if there has been a material violation or breach by any of the Sellers of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Purchaser at the Closing and such violation or breach has not been waived by the Purchaser or cured by the Sellers within ten days after written notice thereof from the Purchaser;

          (iii) by the Sellers, if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers at the Closing and such violation or breach has not been waived by the Sellers or, in the case of a covenant breach, cured by the Purchaser within ten days after written notice thereof by the Sellers (PROVIDED THAT neither a breach by the Purchaser of SECTION 5E hereof nor the failure to deliver the Purchase Price at the Closing as required hereunder shall be subject to cure hereunder unless otherwise agreed to in writing by the Sellers); or

          (iv) by the Purchaser or the Sellers if the transactions contemplated hereby have not been consummated prior to February 7, 2005 (the "TERMINATION DATE"); PROVIDED THAT (a) the Purchaser shall not be entitled to terminate this Agreement pursuant to this subparagraph (iv) if the Purchaser shall have breached SECTION 5E hereof or if the Purchaser's breach of this Agreement or delay in taking action to cause the consummation of the transactions contemplated hereby has prevented the consummation of the transactions contemplated hereby and (b) the Sellers shall not be entitled to terminate this Agreement pursuant to this subparagraph (iv) if the Sellers' breach of this Agreement or delay in taking action to cause the consummation of the transactions contemplated hereby has prevented the consummation of the transactions contemplated hereby.

          6B.   EFFECT OF TERMINATION. In the event of any termination of this
Agreement by the Purchaser or the Sellers as provided above, the Purchaser and the Sellers shall retain all rights and remedies arising under law or contract in respect of any breach arising prior to such termination. In the event of a termination of this Agreement for any reason, this Agreement shall forthwith become void and of no further force or effect (other than this SECTION 6B, SECTION 8C (Confidentiality), SECTION 8M (Expenses; Transfer Taxes) and ARTICLE 10 (Miscellaneous), which shall survive the termination of this Agreement and shall be enforceable by the parties hereto).

                                    ARTICLE 7
                                   DEFINITIONS

          "ACQUISITION DATE" means October 29, 2004.

          "AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified. For these purposes, control means the possession directly, or indirectly of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any Forest Product Seller be deemed an Affiliate of any Seller.

          "ALLOCATION" shall have the meaning set forth in SECTION 8L(i).

          "ALTERNATIVE ARRANGEMENT" shall have the meaning set forth in SECTION 9F(i).

          "ALTERNATIVE TRANSACTION" shall have the meaning set forth in SECTION 3E.

          "ANCILLARY AGREEMENTS" shall mean the Supply Agreements, the Indemnification Side Letters and each other agreement executed by, between, on behalf or at the direction of the parties hereto in connection with the transactions contemplated thereby.

          "ASSET PURCHASE OPTION" shall have the meaning set forth in SECTION 3I(ii).

          "BUSINESS EMPLOYEES" shall have the meaning set forth in SECTION 8H.

          "CASUALTY LOSSES" shall have the meaning set forth in SECTION
2B(viii).

          "CLOSING" shall have the meaning set forth in SECTION 1C.

          "CLOSING DATE" shall have the meaning set forth in SECTION 1C.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITMENT LETTERS" shall have the meaning set forth in SECTION 5E.

          "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in
SECTION 8C.

          "CONSENT PERIOD" shall have the meaning set forth in SECTION 3I(i).

          "ELECTION NOTICE" shall have the meaning set forth in SECTION 3I(ii).

          "ENVIRONMENTAL ASSESSMENTS" has the meaning set forth in SECTION
4F(ii).

          "EQUITY PURCHASE OPTION" shall have the meaning set forth in SECTION 3I(ii).

          "FCP" shall have the meaning given to such term in the preamble.

          "FOREST PRODUCTS SELLERS" means, collectively, OfficeMax, Inc. (formerly Boise Cascade Corporation), Minidoka Paper Company, and Boise Southern Company.

          "FPH" shall have the meaning given to such term in the preamble.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof.

          "GOVERNMENTAL AUTHORIZATIONS" means all licenses, permits, franchises, certificates of occupancy, other certificates and other authorizations and approvals required to carry on the business as currently conducted under the applicable laws, ordinances or regulations of any Governmental Authority.

          "HARVEST PLANS" means the actual and projected timber harvest plans attached hereto as EXHIBIT 7A attached hereto.

          "HSR ACT" shall have the meaning given to such term in SECTION 8G.

          "HSR APPROVAL" shall have the meaning given to such term in SECTION
2A.

          "INDEMNIFICATION SIDE LETTER" shall have the meaning set forth in
SECTION 2B(xi).

          "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 9E(i).

          "INDEMNIFYING PARTY" shall have the meaning set forth in SECTION
9E(i).

          "INDENTURE" means that certain Indenture, dated October 29, 2004, by and among BC, Boise Cascade Finance Corporation, the guarantors party thereto and U.S. Bank National Association, as the same may be amended, modified, supplemented or waived from time to time.

          The term "KNOWLEDGE," when used in the phrase "TO THE KNOWLEDGE OF THE SELLERS" or similar phrases means, and shall be limited to, the actual knowledge of the Senior Executive Employees.

          "LA BOKAY ASSIGNMENT CONSENT" means that certain Consent to Assignment and Assumption of Lease, dated as of October 29, 2004, by and among Boise Southern Company, La Bokay Corporation and Boise Louisiana Land & Timber, L.L.C.

          "LA BOKAY CONSENT" shall have the meaning set forth in SECTION 3I(i).

          "LA BOKAY ENDORSEMENT" shall have the meaning set forth in SECTION 3I(iii).

          "LA BOKAY LEASE" means, collectively, (i) that certain Lease dated as of September 1, 1976, by and between Boise Southern Company and La Bokay Corporation, as amended by the Amendment to Lease, dated July 6, 1982, by and between La Bokay Corporation and Boise Southern Company and the Second Amendment to Lease, dated August 5, 1985, by and between La Bokay Corporation and Boise Southern Company, (ii) that certain Natural Resources Agreement, dated September 1, 1976, by and between Boise Southern Company and La Bokay Corporation, as amended by the Amendment to Natural Resources Agreement, dated as of October 5, 1988, by and between La Bokay Corporation and Boise Southern Company (the "NATURAL RESOURCES AGREEMENT"), and (iii) that certain Guarantee, dated September 1, 1976, from OfficeMax, Inc. (formerly Boise Cascade Corporation) to La Bokay Corporation, as amended, modified, supplemented or waived by (A) the La Bokay Assignment Consent, (B) those certain Assignments and Assumptions of Lease, dated October 29, 2004, by and between Boise Southern Company and Boise Louisiana Land & Timber, L.L.C. and (C) that certain Amended and Restated Commercial Guarantee and Reconfirmation, dated as of October 29, 2004 made by Office Max, Inc. (formerly Boise Cascade Corporation) to La Bokay Corporation.

          "LA BOKAY SUBLEASE" shall have the meaning set forth in SECTION
3I(ii).

          "LEASED TIMBERLANDS PROPERTIES" means all leasehold or subleasehold estates and other rights to use or occupy any Timberlands Properties.

          "LIEN" means any mortgage, pledge, lien, encumbrance, charge or other security interest.

          "LOSSES" means losses, liabilities, damages or expenses (including reasonable legal fees).

          "MATERIAL CONTRACT" means (i) any contract, agreement or other commitment that requires payment by the Target Companies in the aggregate of more than $1,500,000 in the aggregate in any twelve-month period that cannot be terminated by the Target Companies on 90 days' or less prior written notice without further liability or obligation (other than for prior breach thereof) and (ii) the Original Agreement.

          "MATERIAL LEASE AGREEMENTS" shall have the meaning set forth in
SECTION 4F(iii).

          "NATURAL RESOURCES AGREEMENT" shall have the meaning set forth in clause (ii) of the definition of La Bokay Lease.

          "OMX ACKNOWLEDGMENT" shall have the meaning set forth in SECTION 1D.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of conduct of the Timberlands Business, operated on a basis consistent with its operation prior to the date hereof by the Sellers and their predecessors.

          "ORIGINAL AGREEMENT" means certain Asset Purchase Agreement, dated as of July 26, 2004, by and among the Forest Products Sellers, FPH and BL&T, as amended by (i) that certain First Amendment to Asset Purchase Agreement, dated as of October 23, 2004, by and between OfficeMax, Inc. (formerly Boise Cascade Corporation) and FPH, and (ii) that certain Second Amendment to Asset Purchase Agreement, dated as of October 29, 2004, by and between OfficeMax, Inc. (formerly Boise Cascade Corporation) and FPH, as the same may be further amended, modified, supplemented or waived from time to time.

          "OWNED TIMBERLANDS PROPERTIES" means all Timberlands Properties owned by the Target Companies.

          "PERMITTED ENCUMBRANCES" means (i) any restriction on transfer arising under applicable law, (ii) liens for Taxes (which are not related to income, sales, or withholding Taxes), assessments and other governmental charges not yet due and payable or due but not delinquent as of the Closing Date or being contested in good faith by appropriate proceedings, (ii) mechanic's, workmen's, repairmen's, warehousemen's, carriers, or other like Liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent and which will not individually or in the aggregate materially impair the operation of the Timberlands Assets, original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business, (iii) Liens of landlords and licensors with respect to the property leased or licensed, (iv) Liens under the Senior Credit Facility or the Indenture (all of which will be released at or prior to the Closing), (v) with respect to the Timberlands Properties, (A) easements, quasi-easements, licenses, covenants, rights-of-way, and other agreements, conditions, restrictions or other matters (but not including any other type of Liens) shown in the Title Commitments, (B) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including any other agreements, conditions, restrictions, or other matters (but not including any other type of Liens) which would be shown by a current title report or other similar report or listing, (C) any conditions that may be shown by a current survey, title report or physical inspection, and (D) zoning, building and other similar restrictions, none of which Encumbrances in
(B) through (D) materially impairs the uses of the Timberlands Properties as currently used in the Timberlands Business or materially detracts from the value thereof as currently used in the Timberlands Business, and (vi) with respect to the Timberlands Assets, such encroachments, boundary line disputes, access restrictions or absence of access, and adverse possession claims which are common to commercial timberlands and will not individually or in the aggregate materially impair the operation of the Timberlands Assets or materially detract from the value of the Timberlands Assets. Notwithstanding any of the foregoing to the contrary, in no event shall the term "Permitted Encumbrances" include any encumbrance or other matter which (x) materially and adversely affects the encumbered portion of the Timberland Properties for the growing and harvesting of timber and (y) is first revealed in any "date down" amendatory endorsement from the Title Company to be received by the Purchaser in connection with the Closing hereunder.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PHASE I REPORTS" shall have the meaning set forth in SECTION 4F(ii).

          "PLANS" shall have the meaning set forth in SECTION 4J.

          "PROPERTY TAXES" means all Taxes imposed on the Timberlands Properties and ad valorem Taxes.

          "PURCHASE PRICE" means $1,650,000,000.

          "PURCHASER" shall have the meaning set forth in the preamble.

          "PURCHASER DIRECTED ENTITIES" shall have the meaning set forth in
SECTION 10C hereof.

          "REC" shall have the meaning set forth in SECTION 3G hereof.

          "REPRESENTATION" shall have the meaning set forth in SECTION 9F(vii) hereof.

          "REPRESENTATIVES" means, for any Person, each of such Person's representatives, consultants, contractors, attorneys, advisors, investment bankers, accountants and agents.

          "RETAINED ASSETS" means all assets of the Target Companies or any of its Affiliates, whether tangible or intangible, real or personal, including cash, receivables, inventory, prepaid assets, property, plant and equipment, and including all liabilities or obligations associated therewith, but excluding the Timberlands Assets. Without limiting the generality of the foregoing, all of the personal property listed on EXHIBIT 7B attached hereto shall be "Retained Assets" for all purposes of this Agreement.

          "ROLLBACK TAXES" shall have the meaning given to such term in SECTION 8L(ii).

          "SEC" shall have the meaning given to such term in SECTION 8B.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SELLERS" shall have the meaning set forth in the Preamble.

          "SELLER DISCLOSURE LETTER" means the disclosure letter provided by the Sellers and made a part of this Agreement.

          "SELLER GROUP" shall have the meaning given to such term in SECTION
8J.

          "SELLER IMPROVEMENTS" shall have the meaning given to such term in the definition of Timberlands Improvements.

          "SENIOR CREDIT FACILITY" means that certain Credit Agreement, dated as of October 29, 2004, by and among Boise Cascade Holdings, L.L.C., BC, Boise Land & Timber Holdings Corp., BL&T, the lenders party thereto and JPMorgan Chase Bank, as the same may be amended, modified, supplemented or waived from time to time.

          "SENIOR EXECUTIVE EMPLOYEES" means each of John W. Holleran, Thomas Lovlien, and David New.

          "SPECIFIC REPRESENTATION" shall have the meaning set forth in SECTION 9F(vii).

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses. In no event, shall any joint venture of which a Person has an interest be deemed a Subsidiary hereunder.

          "SUPPLY AGREEMENTS" has the meaning given to such term in SECTION 2B(ii) hereof.

          "TARGET COMPANIES" shall have the meaning given to such term in the preamble hereto.

          "TARGET COMPANIES EQUITY INTERESTS" shall have the meaning given to such term in the preamble hereto.

          "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing.

          "TAX RETURN" means any Tax return, payment voucher, declaration, report, claim for refund, or information return or statement.

          "TERMINATION DATE" shall have the meaning set forth in SECTION 6A(iv).

          "THIRD-PARTY CLAIM" shall have the meaning set forth in SECTION 9E(i).

          "TIMBERLANDS ASSETS" means, collectively, the Timberlands Properties, the Timberlands Inventories, the Timberlands Operating Contracts, the Timberlands Personal Property and the Timberlands Improvements.

          "TIMBERLANDS BUSINESS" means the growing and harvesting of timber conducted with respect to the Timberlands Properties, whether by Sellers, the Target Companies, or the Forest Products Sellers.

          "TIMBERLANDS IMPROVEMENTS" means all mineral rights (if any), buildings, roads, bridges and other improvements of the Target Companies located on the Timberlands Properties as of the Closing Date and all forestry field offices, sorting yards, and other improvements of the Target Companies located on the Timberlands Properties as of the Closing Date; PROVIDED that to the extent that any assets of the Sellers and their Subsidiaries (other than the Target Companies) would be included as "Timberlands Improvements" but for the fact that such assets are assets of the Sellers and their Subsidiaries (rather than the Target Companies), the parties shall negotiate in good faith as to whether such assets (the "SELLERS IMPROVEMENTS") shall be included as Timberlands Improvements included as Timberlands Assets hereunder and, to the extent the parties so agree, a side letter shall be executed and delivered between the parties to reflect that such assets of the Sellers and their Subsidiaries are "Timberlands Improvements" within the meaning of this Agreement; PROVIDED further that the parties shall negotiate in good faith any sub-leases or other arrangements for Timberlands Improvements or Seller Improvements that either party reasonably requests in order to operate the Timberlands Business (in the case of Purchaser) or the Sellers' business (in the case of Sellers) after the Closing.

          "TIMBERLANDS INVENTORIES" means all timber inventory of the Target Companies located on the Timberlands Properties as of the Closing Date, whether standing or cut.

          "TIMBERLANDS OPERATING CONTRACTS" means all the contracts, contract rights, water rights, leases, servitudes, permits, licenses, forest practice permits and pending or draft applications therefore, notifications, approvals, and authorizations of Governmental Authorities, access easements, and reciprocal road use rights where interactive roads exist, of the Target Companies exclusively relating to the Timberlands Properties.

          "TIMBERLANDS PERSONAL PROPERTY" means (i) copies of each of the following: (A) books, maps, aerial photographs, surveys, deeds, title policies, environmental reports, unapproved permit applications, plans (including mining and reclamation plans), drawings, co-specifications, renderings, engineering studies, electronic timber inventory and other electronic data, in each case solely to the extent such personal property primarily relates to the Timberlands Business as conducted on the Closing Date, (B) data base software program and mapping software programs that can operate independent of Sellers' mainframe and that Sellers are permitted to license to Purchaser without consent of any other party, and (C) timber management and operations data and records, road maintenance and abandonment plans, wildlife survey results, biological studies, wildlife and fisheries reports, aerial spraying records, fertilization records, growth and yield data, grading and drainage studies, soil stability studies, disease/insect reports, cruise materials and other similar records and materials (including all spatial and tabular GIS data), exclusively related to the Timberlands Business as conducted on the Closing Date, (ii) furniture, property, plant and equipment located in offices on the Timberlands Properties exclusively related to the Timberlands Business as conducted on the Closing Date, and (iii) other personal property of the Sellers and their Subsidiaries (including vehicles and other rolling stock) exclusively related to the Timberlands Business as conducted on the Closing Date; PROVIDED that, prior to Closing, Sellers may identify in writing to Purchaser any Timberlands Personal Properties that Sellers have in good faith determined will be needed for performance of Sellers' obligations under the Supply Agreements after the Closing and the Timberlands Personal Properties so identified will, with the written consent of Purchaser (not to be unreasonably withheld), be Retained Assets hereunder.

          "TIMBERLANDS PROPERTIES" has the meaning given to such term in the preamble hereto.

          "TITLE COMMITMENTS" shall have the meaning set forth in SECTION 4F(i).

          "TITLE COMPANY" shall mean First American Title Insurance Company.

          "TITLE POLICIES" has the meaning given to such term in SECTION 2B(ix).

          "TRANSFER TAXES" means all fees, sales (including, without limitation, bulk sales), use, transfer, gains, stamp, duties, value-added, recording fees and Taxes and similar fees and Taxes.

          "TRANSFERRED EMPLOYEES" has the meaning given to such term in SECTION 8H.

          "TREAS. REG." means the Treasury Regulations promulgated pursuant to the Code.

          "WARN" has the meaning given to such term in SECTION 8I.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

          8A.   SURVIVAL. The representations and warranties set forth in this
Agreement, and all claims and causes of action in connection therewith, shall survive the Closing solely for purposes of ARTICLE 9 and shall terminate on the close of business on the date that is twelve (12) months after the Closing Date; PROVIDED that the representations and warranties made by the Sellers in SECTION 4B (Target Companies Equity Interests), SECTION 4C (Subsidiaries), the first sentence of SECTION 4D (Authorization), the last sentence of SECTION 4F(i) (Title to Timberlands Properties), SECTION 4F(iv) (Title to Timberlands Assets other than Timberlands Properties), SECTION 4J (ERISA), SECTION 4L (Taxes),
SECTION 4M (Affiliate Transactions) and SECTION 4P (Brokerage) and the representations and warranties of Purchaser in the first sentence of SECTION 5B (Authorization) and in SECTION 5D (Brokerage), shall survive the Closing until the sixtieth day after expiration of the statute of limitations applicable to the matter addressed by the particular representation and warranty. The covenants of any party set forth in this Agreement that require performance by such party on or prior to the Closing Date (other than covenants that specifically require performance at the Closing, including those pursuant to SECTION 1B and SECTION
1C), and all claims and causes of action with respect thereto, shall survive the Closing solely for purposes of ARTICLE 9 and shall terminate at the close of business on the date that is twelve (12) months after the Closing Date. The covenants of any party set forth in this Agreement that require performance by such party at the Closing or after the Closing, and claims and causes of action with respect thereto, shall survive the Closing indefinitely with respect thereto.

          8B.   PRESS RELEASE AND ANNOUNCEMENTS. The Sellers and the Purchaser
agree that no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any party without the prior consent of the other parties, except that (i) the Sellers may make announcements from time to time to their respective employees and (ii) any party may, after consultation with counsel, make announcements that such parties reasonably may determine are necessary to comply with applicable law. The Purchaser acknowledges and agrees that the Sellers or their Affiliates will be required to announce the terms of this Agreement and make publicly available this Agreement and that no breach of this Section 8B shall be deemed to result therefrom; PROVIDED that the Sellers shall (x) not, without the prior written consent of Purchasers, file the Commitment Letters with the Securities Exchange Commission ("SEC") and (y) use commercially reasonable efforts to obtain confidential treatment for the Supply Agreements from the SEC. Notwithstanding the foregoing, the Purchaser and the Sellers shall cooperate to prepare a joint press release to be issued on the Closing Date.

          8C.   CONFIDENTIALITY. The Purchaser acknowledges that all information provided to any of it and its Affiliate and Representatives by the Sellers and its Affiliates and Representatives is subject to the terms of a confidentiality agreement, dated as of October 22, 2004, by and between Goldman Sachs & Co., for the benefit of FPH and its Affiliates, and FCP (the "CONFIDENTIALITY AGREEMENT"), the terms of which are hereby incorporated herein by reference and shall be binding on the Purchaser as a recipient of information from the Sellers and the Target Companies as though the Purchaser was originally signatory thereto.

          8D.   NOTIFICATION. Prior to the Closing, the Purchaser and each of the Sellers shall promptly notify the other parties hereto if such Person obtains knowledge that any of the representations and warranties in this Agreement, the Seller Disclosure Letter and the Schedules hereto are not true and correct in all material respects, or if such Person obtains actual knowledge of any material errors in, or omissions from, the Seller Disclosure Letter or the Schedules to this Agreement.

          8E.   CONSENTS. The Purchaser acknowledges and agrees that certain consents to the transactions contemplated by this Agreement may be required from parties to contracts, leases, licenses or other agreements to which the Sellers and/or any of their Subsidiaries (including the Target Companies) is a party and such consents have not been obtained. Prior to Closing, the Purchaser and the Sellers shall use commercially reasonable efforts to obtain such consents; PROVIDED that, except as set forth in SECTION 2B(v), failure to obtain any such consent shall not delay or prevent the Closing (including by application of SECTION 2B(i)); PROVIDED FURTHER that no party nor any of such party's Affiliates or Representatives shall be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to or against any third party to obtain any such consent. The Purchaser agrees, however, that except as may arise from breach of SECTION 4D hereof, neither the Sellers nor any of their respective Affiliates shall have any liability whatsoever to the Purchaser or any of its Affiliates arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any such contract, lease, license or other agreement as a result thereof. The Purchaser further agrees that, except as may arise from breach of SECTION 4D hereof, no representation, warranty or covenant of the Sellers contained herein shall be breached or deemed breached as a result of the failure to obtain any consent or as a result of any such default, acceleration or termination or any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination. Notwithstanding anything in SECTION 8E, SECTION 8F or elsewhere in this Agreement to the contrary, (i) except as expressly provided in SECTION 1D hereof with respect to the OMX Acknowledgment, in no event shall any consent, acknowledgment or other agreement be sought, requested or required with respect to the Original Agreement without the prior written consent of Sellers (which may be withheld in their sole and absolute discretion) and (ii) except as expressly provided for in SECTION 3I of this Agreement, in no event shall any consent, acknowledgment or other agreement be sought, requested or required with respect to the La Bokay Lease (including with respect to the La Bokay Sublease (if any)) without the prior written consent of Sellers (which may be withheld in their sole and absolute discretion).

          8F.   REASONABLE BEST EFFORTS. Subject to the terms of this Agreement
(including the limitations set forth in the next sentence this SECTION 8F), each of the Purchaser, the Sellers and the Target Companies shall use its reasonable best efforts to cause the Closing to occur. Notwithstanding anything in this Agreement to the contrary, the "reasonable best efforts" of the Sellers and/or the Target Companies shall not require the Sellers or the Target Companies, or any of their respective Affiliates or Representatives to expend any money to remedy any breach of any representation or warranty hereunder. From and after the Closing Date, the parties agree to execute such further documents and assignments, and otherwise to cooperate with each other, in such manner as may be reasonably requested by any of them, in order to give full effect to conveyances, covenants and agreements of the parties set forth herein.

          8G.   REGULATORY ACT COMPLIANCE. The Purchaser and the Sellers shall each file or cause to be filed, promptly (but in any event within five business days) after the date of this Agreement, any notifications or the like required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with respect to the transactions contemplated hereby and the Purchaser, on the one hand, and the Sellers, on the other hand, shall each pay 50% of all filing and similar fees payable in connection therewith. With respect to filings under the HSR Act, each of the parties hereto shall seek early termination of the waiting period under the HSR Act. The Purchaser and the Sellers shall use their respective reasonable best efforts to respond to any requests for additional information made by any agencies and to cause the waiting periods or other requirements under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of the Purchaser and the Sellers shall consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission, the United States Department of Justice or any other regulatory agency, and each of the Purchaser and the Sellers shall have the right to have a representative present at any such meeting.

          8H.   EMPLOYEE BENEFITS MATTERS. Prior to Closing, the Purchaser
shall cause FCP to identify, from the employees listed on SECTION 8H of the Seller Disclosure Letter, those employees to whom FCP intends to offer employment at Closing (the employees listed on SECTION 8H of the Seller Disclosure Letter to which such employment is offered, the "BUSINESS EMPLOYEES"), and, effective immediately upon Closing, BC shall terminate, and the Purchaser shall cause FCP to offer employment to, each such Business Employee on terms and conditions consistent with persons in similar positions with similar experience with the Purchaser (those Business Employees who accept employment with Purchaser shall be "TRANSFERRED EMPLOYEES"); PROVIDED that, notwithstanding the foregoing, the Sellers may deliver written notice to the Purchaser not later than five (5) business days after the date hereof identifying one or more individuals listed on SECTION 8H of the Seller Disclosure Letter that works at the Jackson, Alabama facility and any such individual will not be a Business Employee or Transferred Employee hereunder. Purchaser agrees that it shall cause FCP to offer employment to no less than 70 individuals that are Business Employees. In addition, in the event that any of the Transferred Employees is terminated without cause at any time within two years after the Closing, the Purchaser shall cause FCP to pay the maximum severance pay that such Transferred Employee would have received under the severance pay plan of Sellers or their Affiliates as in effect as of the Closing Date and as disclosed on SECTION 8H of the Seller Disclosure Letter. The Purchaser shall cause FCP to be solely responsible for satisfying the continuation coverage requirements of Section 4980B of the Code for all Transferred Employees and their covered dependants that are "M&A qualified beneficiaries" as such term is defined in Treas. Reg. Section 54.4980B-9. The Sellers acknowledge and agree that FCP shall not have any liability under this
SECTION 8H in respect of any employee that is not a Transferred Employee. Without limiting FCP's obligations under this SECTION 8H, the Sellers further acknowledge that FCP is not assuming any liability or responsibility whatsoever with respect to any employee benefit plan or program maintained by Sellers for the benefit of any Transferred Employee.

          8I.   FACILITY CLOSINGS; EMPLOYEE LAYOFFS. For a period of ninety days after the Closing Date, neither the Purchaser nor any of the Purchaser's Affiliates (including the Target Companies) shall terminate Transferred Employees in such numbers as would trigger any liability under the Worker Adjustment, Retraining and Notification Act, 29 U.S.C. Section 2101, et seq. ("WARN") or any state or foreign plant closing or severance law. The Purchaser shall, and shall cause the Target Companies to comply with any notice or filing requirements under WARN and any state or foreign plant closing or severance law.

          8J.   PROVISION RESPECTING REPRESENTATION OF TARGET COMPANIES AND
THE SELLERS. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Kirkland & Ellis LLP may serve as counsel to each and any of the Sellers, their direct and indirect equityholders and their respective Affiliates (individually and collectively, the "SELLER GROUP"), on the one hand, and the Target Companies, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Kirkland & Ellis LLP (or any successor) may serve as counsel to the Seller Group or any director, member, partner, officer, employee or Affiliate of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Target Companies, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

          8K.   CHANGE OF NAMES. As promptly as practicable after the Closing, but in any event within thirty (30) days after the Closing, the Purchaser shall cause each of the Target Companies to file a certificate of name change with the Secretary of State for the State of Delaware and each other jurisdiction in which any of the Target Companies is qualified to do business. From and after the Closing, none of the Target Companies shall use "Boise", "Boise Cascade" or any similar variation thereof, the tree-in-a-circle logo, or any other intellectual property of the Sellers or any of their Affiliates, in the conduct of its business or on any of the Timberlands Assets or other stationary, letterhead or signage of the Purchaser or the Target Companies. Purchaser, on behalf of its Affiliates (including the Target Companies), acknowledge that all such intellectual property is owned by and for the benefit of the Sellers and their Affiliates (other than the Target Companies).

          8L.   CERTAIN TAX MATTERS.

          (i) The Purchaser and the Sellers shall jointly allocate the Purchase Price in accordance with Section 1060 of the Code (the "ALLOCATION") among Timberlands Assets using the methodology and allocation amounts set forth on the Purchase Price Allocation Schedule to be delivered by Sellers to Purchaser at least 10 days prior to Closing and reasonably satisfactory to the Purchaser. For purposes of the Allocation, the Purchase Price shall mean an amount equal to the Purchase Price plus any liabilities of the Target Companies that are treated as assumed liabilities for U.S. federal income Tax purposes. Except to the extent that such action or inaction would cause any Person to be in violation of the final determination any Taxing authority or applicable law, (A) the Sellers and the Purchaser agree to prepare and file an IRS Form 8594 for or such other form or statement as may be required by applicable law, rule or regulation, and any comparable state or local income tax form, in a manner consistent with the Allocation, (B) the Sellers and the Purchaser shall adhere to the Allocation for all Tax-related purposes including any federal, foreign, state, county or local income and franchise Tax Return filed by them after the Closing Date, including the determination by the Sellers of taxable gain or loss on the sale of the Timberlands Assets and the determination by the Purchaser of its tax basis with respect to the Timberlands Assets, and
     (C) neither the Purchaser nor the Sellers shall file any Tax Returns or, in a judicial or administrative proceeding, assert or maintain any Tax reporting position that is inconsistent with this Agreement or the Allocation agreed to in accordance with this Agreement.

          (ii) The Sellers shall be responsible for, and shall indemnify the Purchaser and the Target Companies for, Taxes of the Target Companies to the extent attributable to taxable periods or portions thereof ending on or prior to the Closing Date. The Purchaser shall, or shall cause one of the Target Companies to, pay to the Sellers any refund of Taxes for any of the Target Companies or any of the Timberlands Assets with respect to any taxable periods or portions thereof ending on or prior to the Closing Date. Notwithstanding anything to the contrary set forth in this SECTION 8L(ii), if the Purchaser or any of the Target Companies shall discontinue active forestry operations or otherwise change the use of all or any portion of the Timberlands Properties, and as a result thereof any Property Tax or other Tax shall be assessed against the Sellers or the Timberlands Properties for any period prior to the Closing Date ("ROLLBACK TAXES"), then the Purchaser shall, or shall cause the Target Companies to, be responsible for, indemnify the Sellers for, and pay before the due date therefor, the entire amount of such Rollback Taxes. For purposes of this Agreement, the portion of Taxes or Property Taxes for a period that includes but does not end on the Closing Date shall be allocable to the portion of the period that ends on the Closing Date shall be determined by taking the Tax or Property Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the portion of the period ending on the Closing Date and the denominator of which is the number of days in the entire period. At least 30 days prior to filing any Tax Return relating to any Property Taxes for which the Sellers may be responsible, or which may reduce any refund for Taxes to which the Sellers may be entitled pursuant to this SECTION 8L(ii), the Purchaser shall deliver to the Sellers a draft of such Tax Returns and shall file such Tax Returns only after incorporating any comments that the Sellers have made into such Tax Returns.

          (iii) After the Closing, each party shall provide, and shall cause its Affiliates to provide, during normal business hours and upon reasonable advance notice, the other party, its Affiliates and their representatives with such assistance and access as they may reasonably request in connection with the preparation of Tax Returns required to be filed, any audit or other examination by or communication with any governmental authority relating to Taxes or customs duties, any judicial or administrative proceedings relating to liability for Taxes or customs duties, or any claim for refund in respect of Taxes. Such assistance shall include making employees available, during normal business hours and upon reasonable advance notice, to the other party, its Affiliates and their representatives, providing additional information and explanation of any material to be provided, furnishing to or permitting the copying by such other party, its Affiliates and their representatives of any records, returns, schedules, documents, work papers or other relevant materials which might reasonably be expected to be used in connection with such return, audit, examination, proceeding or claim.

          8M.   EXPENSES; TRANSFER TAXES.  If this Agreement is terminated prior to consummation of the Closing, each party shall pay all fees and expenses incurred by such party and such party's Affiliates in connection with this Agreement and the transactions contemplated hereby. If the Closing occurs, the Purchaser shall pay, or cause to be paid, all fees and expenses incurred by the Purchaser and their pre-Closing Affiliates in connection with this Agreement and the transactions contemplated hereby. Purchaser, on the one hand, and the Sellers, on the other hand, shall each pay 50% of the costs and expenses of obtaining the Phase I Reports, the Title

Policies (including all title endorsements contemplated in SECTION 2B(ix) and, if obtained, the La Bokay Endorsement) and any Transfer Tax imposed on any party hereto or any of its Affiliates resulting from the transactions contemplated hereby (and, if either Purchaser or the Sellers makes the entire such payment, the Sellers or the Purchaser shall reimburse the other for the portion that is paid on its behalf by the other party hereto). Except as set forth in this
SECTION 8M, the Sellers shall pay all fees and expenses incurred by the Sellers and, to the extent incurred prior to Closing, the Target Companies in connection with this Agreement and the transactions contemplated hereby.

                                    ARTICLE 9
                                 INDEMNIFICATION

          9A.   INDEMNIFICATION BY SELLERS.  From and after the Closing (but subject to the provisions of this ARTICLE 9), Sellers shall, on a joint and several basis, indemnify the Purchaser for any Losses suffered or incurred by Purchaser to the extent directly arising from (i) any breach of any representation or warranty of Sellers or FPH contained in this Agreement, any certificate of Sellers delivered pursuant to this Agreement or any instrument of transfer executed in connection herewith, or (ii) any breach of any covenant of the Sellers or FPH contained in this Agreement or any instrument of transfer executed in connection therewith. Notwithstanding the foregoing and notwithstanding anything herein or in any other agreement to the contrary, (x) no claims by Purchaser shall be so asserted, and the Sellers shall have no obligation to indemnify the Purchaser, unless and until the aggregate amount of all Losses of Purchaser indemnifiable hereunder exceeds on a cumulative basis an amount equal to $16,500,000, and then only to the extent of any such excess and
(y) the aggregate liability of the Sellers for Losses in respect of breaches and for indemnification under this Agreement shall in no event exceed $100,000,000 in the aggregate and Purchaser shall not assert any claims for indemnification for Losses in excess of such amount; provided that notwithstanding the foregoing, the limitations set forth in this sentence shall not apply to (A) any breach of any representation or warranty made by Sellers in SECTION 4B (Target Companies Equity Interests), SECTION 4C (Subsidiaries), the first sentence of
SECTION 4D (Authorization), the last sentence of SECTION 4F(i) (Title to Timberlands Properties), SECTION 4F(iv) (Title to Timberlands Assets other than Timberlands Properties), SECTION 4J (ERISA), SECTION 4L (Taxes), SECTION 4M (Affiliate Transactions) and SECTION 4P (Brokerage) or (B) any breach of any covenant or agreement (I) set forth in SECTION 3B (other than SECTIONS 3B(i) and SECTION 3B(iv), for which the limitations on indemnification set forth in clauses (x) and (y) of this SECTION 9A shall be applicable) or SECTION 3F hereof or (II) which requires performance by the Sellers after the Closing Date.

          9B.   INDEMNIFICATION BY PURCHASER.  From and after the Closing (but subject to the provisions of this ARTICLE 9), Purchaser shall, indemnify the Sellers for any Losses suffered or incurred by Sellers to the extent directly arising from (i) any breach of any representation or warranty of Purchaser or FCP contained in this Agreement or any certificate of Purchaser delivered pursuant to this Agreement, or (ii) any breach of any covenant or agreement of Purchaser or FCP contained in this Agreement.

          9C.   EXCLUSIVE REMEDY.  Subject to SECTION 10P hereof, each party hereto acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, the Seller

Disclosure Letter and the Schedules and transactions contemplated hereby shall be pursuant to, and subject to the limitations of, the indemnification provisions set forth in this ARTICLE 9. In furtherance of the foregoing, each party hereby waives and shall cause each of its Affiliates to, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against any other party to this Agreement relating to the subject matter of this Agreement arising under or based upon any federal, provincial, state, local or foreign statute, law, ordinance, rule or regulation or otherwise. Furthermore, each party to this Agreement acknowledges and agrees that, from and after the Closing, no Affiliate of any party to this Agreement and no officer, director, agent, employee, or other Representative of any other party to this Agreement or any of such party's Affiliates shall have any personal or institutional liability or obligation of any kind to any other party to this Agreement or such other party's Affiliates (whether for indemnification or otherwise) in connection with this Agreement, any delivery made pursuant to this Agreement or the consummation of the transactions contemplated hereby or thereby. Notwithstanding anything herein to the contrary (including SECTION 10M hereof), the immediately foregoing sentence is for the benefit of, and enforceable by, each Affiliate of each party hereto and each officer, director, agent, employee, and other Representative of each party hereto or such party's Affiliates and shall serve as an absolute and complete defense to any claim or action against such Person.

          9D.   TERMINATION OF INDEMNIFICATION.  The obligations to indemnify and hold harmless a party hereto in respect of a breach of representation or warranty or covenant shall terminate when the applicable representation or warranty or covenant terminates pursuant to SECTION 8A; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the party to be indemnified shall have, prior to the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the nature of, and factual and legal basis for, any such claim for indemnification, and the provisions of this Agreement upon which such claim for indemnification is made) to the indemnifying party.

          9E.   PROCEDURES RELATING TO INDEMNIFICATION.

          (i) In order for a party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement in respect of a claim or demand made by any Person against the Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party must notify the indemnifying party (the "INDEMNIFYING PARTY") in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Indemnified Party of notice of the Third Party Claim; PROVIDED THAT failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (ii) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and to assume the defense thereof with counsel selected by the Indemnifying Party. Should an

     Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, neither Purchaser nor any of its Affiliates shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim for which any sums are recoverable hereunder without the prior written consent of the Sellers.

          9F.   CERTAIN ADDITIONAL MATTERS.

          (i) The amount of any and all Losses under this ARTICLE 9 shall be determined net of, and the amount of any "Losses" shall be deemed be reduced by (i) the net present value of any Tax benefits realizable (calculated using a discount rate of 6%) by any party seeking indemnification hereunder arising from the deductibility of any such Losses and (ii) any amounts recovered, recoverable or for which there is a right of recovery by an Indemnified Party or by any of such Indemnified Party's Affiliates in respect of such claim under or pursuant to (A) the Title Policies (including, if issued, the La Bokay Endorsement), (B) the Original Agreement or (C) any other agreement (including the La Bokay Assignment Consent) with any of the Forest Products Sellers to which or pursuant to which an Indemnified Party or its Affiliates has rights (collectively, the "ALTERNATIVE ARRANGEMENTS") and no Indemnified Party shall assert any claim against an Indemnifying Party under this ARTICLE 9 in respect of any matter for which amounts have been recovered, are recoverable or for which there is a right of recovery pursuant to an Alternative Arrangement. Furthermore, if recovery is made pursuant to another arrangement (i.e., other than an Alternative Arrangement) for which the Purchaser or another Purchaser Indemnified Party has rights to recovery prior to any claim for indemnification being paid hereunder, the amount of Losses suffered by the Purchaser Indemnified Parties with respect to such claim shall be reduced by the excess of the amount of such recovery over the expenses incurred by the Purchaser Indemnified Parties in connection with such recovery. If, after a claim for indemnification is paid hereunder, a Purchaser Indemnified Party recovers amounts under such other arrangement, the Purchaser shall promptly remit to the Sellers the excess of (x) the lesser of (A) the amount of proceeds received for such claim under the other arrangement and (B) the amount previously paid to the Purchaser Indemnified Parties pursuant to this ARTICLE 9 over (y) expenses incurred by the Purchaser Indemnified Parties in connection with such recovery. Notwithstanding the foregoing, to the extent any such Loss indemnifiable hereunder served to reduce the Deductible, and subsequent recovery is made under another arrangement, the portion of the Deductible so reduced shall be automatically deemed restored (but only to the extent that the amount of such recovery exceeds the expenses incurred by the Purchaser Indemnified Parties in connection with such recovery). No Purchaser Indemnified Party shall have any right to assert any claims against the Sellers pursuant to this ARTICLE 9 or otherwise with respect to any Losses that would have been covered by the Title Policies (including, if issued, the La Bokay Endorsement) or the Original Agreement had the Purchaser or the Purchaser Indemnified Party maintained for its benefit and the benefit of the Target Companies and the Timberlands Assets the same rights or coverage under the Title Policies (including, if issued, the La Bokay Endorsement) or the Original Agreement following the Closing that was in effect for the Target Companies and the Timberlands Assets immediately prior to the Closing.

          (ii) Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses. Each Indemnified Party agrees that in the event of any breach giving rise to an indemnification obligation under this ARTICLE 9, such Indemnified Party shall take and cause its Affiliates (including the Target Companies) to take, or cooperate with the Representative, if so requested by the Representative, in order to take, all reasonable measures to mitigate the consequences of the related breach (including taking steps to prevent any contingent liability from becoming an actual liability).

          (iii) In no event shall any party be entitled to recover or make a claim for any amounts in respect of, and in no event shall "Losses" be deemed to include consequential, incidental or indirect damages, lost profits or punitive damages and, in particular, no "multiple of profits" or "multiple of cash flow" or similar valuation methodology shall be used in calculating the amount of any Losses.

          (iv) Notwithstanding anything herein to the contrary, the parties agree that no representation or warranty is being made as to whether any consent of any other Person party to the La Bokay Lease is required in connection with the transactions contemplated hereby (including as to whether any consent is required in connection with the La Bokay Sublease or as a result of the Purchaser electing (or, in accordance with SECTION 3I(iii), having been deemed to have elected) to exercise the Asset Purchase Option or the Equity Purchase Option) and no Seller (nor, in the event that the Asset Purchase Option is elected, Boise Louisiana Land & Timber, L.L.C.) shall have any liability for breach of any representation, warranty, covenant or agreement made hereunder resulting from failure to obtain any such consent or for the adequacy or inadequacy of any such consent obtained. Without limiting the generality of the foregoing, no Seller shall have any liability under SECTION 9A(i) or otherwise, nor shall the condition set forth in SECTION 2B(i) not be deemed to be satisfied, as a result of (A) any breach of the representations and warranties set forth in SECTION 4D to the extent relating to the La Bokay Lease, the La Bokay Sublease, or, to the extent that the Asset Purchase Option is elected, any contract that is assigned to Purchaser in connection therewith, or (B) any breach of SECTION 4H or any other representation, warranty, covenant or agreement being deemed to have been breached as a result of the La Bokay Lease having been breached or alleged to have been breached as a result of the execution and delivery of this Agreement, the performance of the parties' respective obligations hereunder or the consummation of the transactions contemplated hereby (including as a result of sale of the Target Companies Equity Interests of Boise Louisiana Land & Timber, L.L.C. and/or the execution, delivery or performance of the La Bokay Sublease or assignment of any contract of Boise Louisiana Land & Timber, L.L.C. being assigned hereunder without consent of any counterparty thereto). It is expressly agreed by the parties that the Sellers shall have no liability for breach of the La Bokay Lease arising as a result of the execution and delivery of this Agreement, the performance of the parties' respective obligations hereunder or the consummation of the transactions contemplated hereby (including as a result of sale of the Target Companies Equity Interests of Boise Louisiana Land & Timber, L.L.C. and/or the execution, delivery or performance of the La Bokay Sublease or assignment of any contract of Boise Louisiana Land & Timber, L.L.C. being assigned hereunder without consent of any counterparty thereto).

          (v) The Purchaser agrees on behalf of itself and the other Purchaser Indemnified Parties that, from and after the date that the OMX Acknowledgment is obtained, neither Seller shall have any liability for failure to obtain any consent of any Forest Products Seller pursuant to the Original Agreement for purposes of effectuating the assignment contemplated by SECTION 1D hereof in connection with the transactions contemplated hereby and no Seller shall have any liability for breach of any representation, warranty, covenant or agreement made hereunder resulting from failure to obtain any such consent or for the adequacy or inadequacy of any such consent obtained. Without limiting the generality of the foregoing, from and after the date that the OMX Acknowledgment is obtained, no Seller shall have any liability under SECTION 9A(i) or otherwise, nor shall the condition set forth in SECTION 2B(i) not be deemed to be satisfied, as a result of any breach of the representations and warranties set forth in SECTION 4D to the extent relating to the assignment of rights under the Original Agreement pursuant to SECTION 1D hereof. It is expressly agreed by the parties that, from and after the date that the OMX Acknowledgment is obtained, the Sellers shall have no liability for breach of this Agreement or the Original Agreement relating to the assignment contemplated by SECTION 1D hereof. Nothing in this SECTION 9F(v) shall be deemed to imply that receipt of the OMX Acknowledgment is a condition to Purchaser's obligations to close (it being expressly agreed that receipt of the OMX Acknowledgment is not a condition to Purchaser's obligations hereunder), that consent of any of the Forest Products Sellers is necessary in order to effectuate the assignment contemplated under SECTION 1D hereof or that any breach of any provision of this Agreement has occurred as a result of failure to obtain the OMX Acknowledgment or other consent from any of the Forest Products Sellers.

          (vi) Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes.

          (vii) Notwithstanding the foregoing, to the extent that a representation or warranty of the Sellers contained in this Agreement or the Seller Disclosure Letter (each, a "REPRESENTATION") addresses a particular issue with specificity (a "SPECIFIC

     REPRESENTATION"), and no breach by Sellers exists under such Specific Representation, Sellers shall not be deemed to be in breach of any other Representation (with respect to such issue) that addresses such issue with less specificity than the Specific Representation and if such Specific Representation is qualified or limited by Sellers' knowledge, or in any other manner, no other Representation shall supercede or limit such qualification in any manner.

          9G.   NO WAIVER RELATING TO CLAIM FOR ACTUAL FRAUD. The liability of any party under this Agreement shall be in addition to, and not exclusive of, any other liability that such party may have at law or equity if it is finally determined by a court of competent jurisdiction that such party committed common law actual fraud. None of the provisions set forth in this Agreement, including the provisions set forth in Article 9, shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's acts of common law actual fraud, nor shall any such provision limit, or be deemed to limit, (i) the Losses sought or awarded in any such claim for common law actual fraud, (ii) the time period during which a claim for common law actual fraud may be brought, or (iii) the recourse which any party may seek against another party with respect to a claim for common law actual fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this SECTION 9G shall be deemed a waiver of any defenses which may be available in respect of actions or claims for common law actual fraud, including by not limited to defenses of statutes of limitations or limitations of damages.

          9H.   WAIVER. Effective as of the Closing, the Sellers waive any rights to indemnification or contribution from the Target Companies for indemnification payments required from the Sellers hereunder.

                                   ARTICLE 10
                                 MISCELLANEOUS.

          10A. AMENDMENT AND WAIVER. This Agreement may be amended or any provision of this Agreement may be waived; PROVIDED THAT any amendment or waiver shall be binding against the party against whom enforcement is sought only if such amendment or waiver is set forth in a writing executed by such party. Any amendments or waivers under this Agreement following the Closing shall require the prior written consent of the Sellers. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          10B. NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery upon confirmation of receipt, if delivered personally or by facsimile before 5:00 p.m. local time on a business day (and otherwise on the next business day), (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified first-class mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          NOTICES TO THE SELLERS:

          c/o Boise Land & Timber Corp.
          1111 W. Jefferson St.
          Boise, ID 83728
          Attention: General Counsel
          Telephone: 208-384-7732
          Telecopy: 208-384-4912

          AND COPIES TO:

          Madison Dearborn Partners, L.L.C.
          Three First National Plaza, Suite 3800
          70 W. Madison
          Chicago, IL 60602
          Attention: Samuel M. Mencoff
                    Thomas S. Souleles
          Telephone: 312.895.1000
          Telecopy: 312.895.1056

          Kirkland & Ellis LLP
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  Richard J. Campbell
                     Jeffrey W. Richards
          Telephone:  312.861.2000
          Telecopy:  312.861.2200

          NOTICES TO THE PURCHASER:
          c/o Forest Capital
          One Financial Center, 28th Floor
          Boston, MA 02111
          Attention: Scott R. Jones
          Telephone: 617-832-2929
          Telecopy: 617-832-2921

          WITH A COPY TO:

          Sutherland Asbill & Brennan LLP
          1114 Avenue of the Americas, 40th Floor
          New York, New York  10036
          Attention:   William H. Bradley
          Telephone:   212.389.5020
          Telecopy:    212.389.5099

          10C.  ASSIGNMENT.

          (i) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; PROVIDED THAT neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by merger, operation of law or otherwise) by any party hereto without the prior written consent of the other parties.

          (ii) At Closing, Purchaser, in its sole discretion, may direct Sellers to sell and transfer certain of the Target Companies Equity Interests and certain of the Additional Timberlands Assets to (i) one or more affiliates of a fund managed by Forest Capital Partners, LLC (the manager of Purchaser) and/or (ii) one other purchaser or group of purchasers of Boise Idaho Land & Timber, L.L.C. and Boise Central Washington Land & Timber, L.L.C. (collectively, the "PURCHASER DIRECTED ENTITIES"), and Sellers shall convey such Target Companies Equity Interests and Additional Timberlands Assets directly to such Purchaser Directed Entities as directed by Purchaser. Notwithstanding the foregoing, the Purchaser agrees with the Sellers that it shall acquire in its own name the Target Companies Equity Interests of, and the Timberlands Business conducted by, not less than two (2) Target Companies.

          (iii) Notwithstanding clause (i) above and in connection with the actions contemplated by clause (ii) above, the Purchaser may assign its rights and interest (but, prior to Closing, not its obligations) hereunder, in whole or in part, without the prior written consent of Sellers to the Purchaser Directed Entities; PROVIDED that (x) the Purchaser acknowledges and agrees that no rights or interests assigned to it under SECTION 1D hereof may be assigned by the Purchaser without the consent of the Forest Products Sellers given in accordance with the Original Agreement and (y) the rights of assignment and direction provided for in this SECTION 10C and the rights of any such assignee hereunder shall not be construed in any manner so as to (A) increase the liabilities of Sellers under this Agreement, (B) change any limitation on indemnification set forth herein,
     (C) increase or change the remedies available with respect to any breach of any provision hereof, (D) permit any duplication of recovery as to Losses, or (E) permit any further assignment by such assignee of any rights under this Agreement without the prior written consent of Sellers; PROVIDED that, effective as of the Closing, Purchaser may assign to a Purchaser Directed Entity its obligations hereunder (other than its obligations to pay the Purchase Price). For all purposes hereof, a transfer, sale or disposition of a majority of the voting capital stock or other voting interests of Purchaser or any Purchaser Directed Entity (whether by contract or otherwise) shall be deemed an assignment hereunder.

          10D. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          10E. NO STRICT CONSTRUCTION. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the Purchaser and the Sellers confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          10F. CAPTIONS. The captions used in this Agreement and descriptions of the Seller Disclosure Letter and Schedules are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption or description of the Seller Disclosure Letter or the Schedules had been used in this Agreement.

          10G.  COMPLETE AGREEMENT.  Except for the Confidentiality
Agreement and the Ancillary Agreements, this Agreement and the other agreements executed on the date hereof contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          10H. SELLER DISCLOSURE LETTER. The disclosures in the Seller Disclosure Letter are to be taken as relating to the representations and warranties of the Sellers as a whole. The inclusion of information in the Seller Disclosure Letter shall not be construed as an admission that such information is material to the Sellers or any of the Target Companies. In addition, matters reflected in the Seller Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in the Seller Disclosure Letter. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Until the third business day prior to the Closing, the Sellers shall have the right to supplement, modify or update the Seller Disclosure Letter to ensure the correctness thereof. Any such supplements, modifications and updates shall not affect the obligations of the Purchaser under SECTION 2B(i) hereof to consummate the transactions contemplated hereby or be deemed to cure any breach by Sellers of any representation, warranty, covenant or agreement made as of the date of this Agreement, but, if the transaction closes, the Sellers shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder as of the Closing Date with respect to the information disclosed in any such supplement, modification or update. From and after the Closing, references to the Seller Disclosure Letter shall be references to the Seller Disclosure Letter as so supplemented, modified and/or updated. In no event shall Sellers have any right to supplement, modify or amend Section 1.1 of the Seller Disclosure Letter or Section 1.2 of the Seller Disclosure Letter after the date of this Agreement without the prior written consent of the Purchaser.

          10I.  NO ADDITIONAL REPRESENTATIONS; DISCLAIMER.

          (i) The Purchaser acknowledges and agrees that neither the Sellers nor any of the Target Companies, nor any Representative or other Person acting on behalf of the Sellers, the Target Companies or any of their respective Affiliates has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Target Companies or the Timberlands Assets, except as expressly set forth in this Agreement or any Ancillary Agreement or as and to the extent required by this Agreement to be set forth in the Seller Disclosure Letter. The Purchaser further agrees that neither the Sellers nor any of their Affiliates will have or be subject to any liability to the Purchaser or any of its Affiliates or Representatives resulting from the distribution to the Purchaser, or the Purchaser's use of, any such information, including the Confidential Information Memorandum prepared by Goldman, Sachs & Co. dated February 2004 and any information, document or material made available to the Purchaser or its Affiliates or Representatives in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

          (ii) Except as expressly provided in this Agreement or in the Ancillary Agreements, the Purchaser acknowledges that it is not relying upon any statement, information or representation with respect to any matters relating to the Timberlands Assets made by the Sellers or anyone acting or purporting to act, on behalf of the Sellers (including the Representatives). Except as expressly provided in this Agreement or in the Ancillary Agreements, the Purchaser agrees to accept the Timberlands Assets "AS-IS" and "WITH ALL FAULTS" in its condition and state of repair on the date of each Closing, and acknowledges that the Sellers are making no warranties, express or implied, with respect to the condition of the Timberlands Assets or the Target Companies or the volume or condition of the timber or wood products located thereon (either now or at the time of Closing), except as expressly set forth herein or in the Ancillary Agreements. The Purchaser agrees that, except as specifically provided in this Agreement, neither the Sellers nor any of its Affiliates is liable or bound in any manner by any express or implied warranties, pertaining to the Timberlands Assets, its state of title, income, rent, expenses, operations, leases or tenancies (or the existence or absence of defaults thereunder) nor with respect to the physical condition thereof. Except to the extent resulting from a breach of a representation, warranty, covenant or agreement made by the Sellers hereunder, the Sellers shall not be liable for any latent or patent defects in the Timberlands Assets or any part thereof and, except to the extent required by a covenant requiring performance by the Sellers prior to Closing, the Sellers shall have no obligations under this Agreement to repair or make any improvements to the condition of the Timberlands Assets or any portion thereof at any time prior to the Closing (or thereafter).

          10J. COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by means of telecopied or electronically transmitted signature pages), all of which taken together shall constitute one and the same Agreement.

          10K. GOVERNING LAW. The internal law (and not the law of conflicts) of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          10L. INTERPRETATION. When used herein, "including" means "including, without limitation" and the masculine includes the feminine and vice versa. Any reference to any agreement or contract referenced herein or in the Seller Disclosure Letter or any Schedule shall be a reference to such agreement or contract, as amended, modified, supplemented or waived. Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency without discount, rebate or reduction and subject to no counterclaim or offset, on the dates specified herein. A "business day" shall be any day, other than a Saturday, Sunday, or any other date in which banks located in New York, New York or Chicago, Illinois are closed for business as a result of federal, state or local holiday.

          10M. THIRD-PARTY BENEFICIARIES AND OBLIGATIONS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement.

          10N. WAIVER OF BULK SALES LAWS. Each of the parties acknowledges and agrees that neither the Sellers nor any of their Subsidiaries will comply with, and hereby waives compliance by the Sellers and their Subsidiaries with, any "bulk sales", "bulk transfer" or similar law relating to the transactions contemplated hereby.

          10O. REASONABLE COOPERATION. As promptly as practicable after the Closing, Sellers shall deliver to the Purchaser copies of all books and records related primarily to the Target Companies, the Timberlands Assets and the Additional Timberlands Assets. Following the Closing, each party shall keep and preserve in an organized and retrievable manner the books and records relating to the Timberlands Business being transferred hereunder for the lesser of (i) seven years from the Closing Date or (ii) the retention period for such records under such party's records retention schedules applicable to such records. Upon expiration of such period for any specific books and records, each party shall notify the other that it intends to destroy such records unless such other party takes possession of them within 60 days following such notice and upon expiration of such period may promptly destroy any such record not taken by such other party. Each party shall allow the other party and its Representatives, at the requesting party's expense, access to the books, records and other Timberlands Assets upon reasonable request and advance notice and during normal business hours, subject to the confidentiality provisions set forth in this Agreement (with it being understood that any such information provided to Purchaser or its Representatives shall be subject to the restrictions in the Confidentiality Agreement). In the event that prior to any expiration period, a party desires to destroy any books or records, prior to the date of destruction, it shall first offer to the other parties hereto the opportunity to take possession of such books and records, and to the extent such other party does not exercise such right prior to expiration of such 30-day period, the possessing party may destroy such books and records without default hereunder.

          10P. SPECIFIC PERFORMANCE. Each party hereto acknowledges that the other parties hereto shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of the other parties hereto not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief; PROVIDED that this provision shall not be interpreted to require the Sellers or the Target Companies, or any of their respective Affiliates or Representatives, to expend any money to remedy any breach of any representation or warranty hereunder. Each party hereby agrees to waive the defense that there is an adequate remedy at law to any such claim for specific performance, injunctive and/or other equitable relief.

                                   *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 BOISE LAND & TIMBER CORP.


                                 By:   /s/ Tom Carlile
                                       -----------------------------------------
                                 Its:  Chief Financial Officer
                                       -----------------------------------------


                                 BOISE CASCADE, L.L.C.


                                 By:   /s/ Tom Carlile
                                       -----------------------------------------
                                 Its:  Chief Financial Officer
                                       -----------------------------------------


                                 FOREST PRODUCTS HOLDINGS, L.L.C.
                                 (acknowledged and agreed solely for purposes of Section 1D hereof)


                                 By:   /s/ Tom Carlile
                                       -----------------------------------------
                                 Its:  Chief Financial Officer
                                       -----------------------------------------


                                 MERIWETHER INVESTMENTS LLC

                                 By:   Forest Capital Partners, LLC, its Manager
                                       -----------------------------------------
                                 By:   /s/ Scott R. Jones
                                       -----------------------------------------
                                 Its:      Managing Director
                                       -----------------------------------------


                                 FOREST CAPITAL PARTNERS, LLC
                                 (acknowledged and agreed solely for purposes of Section 8H hereof)


                                 By:   /s/ Scott R. Jones
                                       -----------------------------------------
                                 Its:      Managing Director
                                       -----------------------------------------